UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

OUSTER, INC.

(Name of Registrant as Specified in its Charter)

Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE & PROXY

STATEMENT

Annual Meeting of Stockholders

June 9, 2022

11 a.m. (Pacific Time)

OUSTER, INC.

350 TREAT AVENUE, SAN FRANCISCO, CA 94110

April 27, 2022

To Ouster’s Stockholders:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Ouster, Inc. (“Ouster” or the “Company”) to be held on Thursday, June 9, 2022 at 11 a.m., Pacific Time. Ouster’s Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the virtual Annual Meeting, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OUST2022. Utilizing the latest technology and a virtual meeting format will allow stockholders to participate from any location and we expect will lead to increased attendance, improved communications and cost savings for Ouster’s stockholders and the Company.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Details regarding how to attend the meeting and the business to be conducted at the Annual Meeting are more fully described in the Notice of Annual Meeting and Proxy Statement.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received Ouster’s Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote your shares electronically, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

Susan Heystee

Chair of the Board

Notice of Annual Meeting of Stockholders

To be Held on Thursday, June 9, 2022

OUSTER, INC.

350 TREAT AVENUE, SAN FRANCISCO, CA 94110

The Annual Meeting of Stockholders (the “Annual Meeting”) of Ouster, Inc., a Delaware corporation (“Ouster” or the “Company”), will be held at 11 a.m., Pacific Time, on Thursday, June 9, 2022. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OUST2022. The Annual Meeting is called for the following purposes:

➊

To elect Jorge del Calvo, Sundari Mitra and Karin Rådström as Class I Directors to serve until the 2025 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

➋	To ratify the appointment of PricewaterhouseCoopers LLP as Ouster’s independent registered public accounting firm for the fiscal year ending December 31, 2022;

➌	To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of Ouster’s named executive officers;

➍	To approve the Ouster, Inc. 2022 Employee Stock Purchase Plan; and

➎	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of Ouster’s outstanding shares of common stock at the close of business on April 14, 2022, are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these stockholders will be open to the examination of any stockholder at our principal executive offices at 350 Treat Avenue, San Francisco, California for a period of 10 days prior to the Annual Meeting. This list of stockholders will also be available on the bottom panel of your screen during the meeting after entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials or any proxy card that you received, or on the materials provided by your bank or broker. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

Adam Dolinko

General Counsel and Secretary

San Francisco, California

April 27, 2022

CONTENTS	Page
PROXY STATEMENT	1
PROPOSALS	1
RECOMMENDATIONS OF THE BOARD	2
INFORMATION ABOUT THIS PROXY STATEMENT	2
QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING OF STOCKHOLDERS	4

PROPOSALS TO BE VOTED ON	9
PROPOSAL 1: Election of Directors	9
PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm	13
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	15
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS	16
PROPOSAL 3: Approval, on an Advisory (Non-Binding) Basis, of the Frequency of Future Advisory Votes on the Compensation of Ouster’s Named Executive Officers	17
PROPOSAL 4: Approval of the Ouster, Inc. 2022 Employee Stock Purchase Program	18

EXECUTIVE OFFICERS	22
CORPORATE GOVERNANCE	24
GENERAL	24
BOARD COMPOSITION	24
DIRECTOR INDEPENDENCE	24
DIRECTOR CANDIDATES	24
COMMUNICATIONS FROM INTERESTED PARTIES	25
BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT	25
EXECUTIVE SESSIONS	26
ANTI-HEDGING POLICY	26
CODE OF BUSINESS CONDUCT AND ETHICS	27
ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS	27

COMMITTEES OF THE BOARD	27
AUDIT COMMITTEE	27
COMPENSATION COMMITTEE	28
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	29

EXECUTIVE COMPENSATION	30
COMPENSATION DISCUSSION AND ANALYSIS	30
COMPENSATION OF OUSTER’S NAMED EXECUTIVE OFFICERS	36
COMPENSATION COMMITTEE REPORT	41
DIRECTOR COMPENSATION	42
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	45
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	47
POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS	47
TRANSACTIONS RELATED TO DIRECTORS, EQUITY HOLDERS AND EXECUTIVE OFFICERS	47

OTHER MATTERS	50
DELINQUENT SECTION 16(A) REPORTS	50
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	50
STOCKHOLDERS’ PROPOSALS	50
OTHER MATTERS AT THE ANNUAL MEETING	51
SOLICITATION OF PROXIES	51
OUSTER’S ANNUAL REPORT ON FORM 10-K	51
ANNEX	A-1

PROXY STATEMENT

OUSTER, INC.

350 TREAT AVENUE, SAN FRANCISCO, CA 94110

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Ouster, Inc. (“Ouster” or the “Company”) of proxies to be voted at Ouster’s Annual Meeting of Stockholders to be held on Thursday, June 9, 2022 (the “Annual Meeting”), at 11 a.m., Pacific Time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OUST2022 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Holders of record of outstanding shares of common stock at the close of business on April 14, 2022 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. At the close of business on the Record Date, there were 173,606,124 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting.

This proxy statement and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2021 (the “2021 Annual Report”) will be released on or about April 28, 2022 to Ouster’s stockholders on the Record Date.

On December 21, 2020, Ouster Technologies, Inc. (“OTI”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Colonnade Acquisition Corp., a Cayman Islands exempted company (“CLA”), and Beam Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and subsidiary of CLA. OTI’s and CLA’s board of directors unanimously approved OTI’s entry into the Merger Agreement, and on March 11, 2021, the transactions contemplated by the Merger Agreement were consummated (all such transactions, the “Business Combination”), as further described herein. Pursuant to the terms of the Merger Agreement, (i) CLA domesticated as a corporation incorporated under the laws of the State of Delaware (the “Domestication”) and changed its name to “Ouster, Inc.” (with CLA after such domestication and the other transactions pursuant to the Merger Agreement being referred to as the “Company”) and (ii) Merger Sub merged with and into OTI (the “Merger”), with OTI surviving the Merger. Unless the context otherwise requires, references in this proxy statement to “we”, “our”, “Ouster” and “the Company” refer to the business and operations of Ouster Technologies, Inc. (“OTI”) (formerly known as Ouster, Inc.) and its consolidated subsidiaries prior to the Merger and to Ouster, Inc. (formerly known as Colonnade Acquisition Corp.) and its consolidated subsidiaries following the consummation of the Merger.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, JUNE 9, 2022

This Proxy Statement and our 2021 Annual Report to Stockholders are available at http://www.proxyvote.com/

PROPOSALS

At the Annual Meeting, our stockholders will be asked:

➊

To elect Jorge del Calvo, Sundari Mitra and Karin Rådström as Class I Directors to serve until the 2025 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

➋	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

➌	To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of our named executive officers;

➍	To approve the Ouster, Inc. 2022 Employee Stock Purchase Plan; and

➎	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD

The Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board recommends that you vote:

➊	FOR the election of Jorge del Calvo, Sundari Mitra and Karin Rådström as Class I Directors;

➋	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

➌	ONE YEAR as the frequency of future advisory votes on the compensation of our named executive officers.

➍	FOR the approval of the Ouster, Inc. 2022 Employee Stock Purchase Plan.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this proxy statement. You are viewing or have received these proxy materials because Ouster’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Ouster is making this proxy statement and its 2021 Annual Report available to its stockholders electronically via the Internet. On or about April 28, 2022, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2021 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in this proxy statement and 2021 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate set of proxy materials, as requested, to any stockholder at the shared address to which a single set of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one set of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING OF STOCKHOLDERS

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The Record Date for the Annual Meeting is April 14, 2022. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting and/or vote over the Internet. Each share of our common stock entitles its holders to one vote per share on all matters presented to our stockholders at the Annual Meeting. At the close of business on the Record Date, there were 173,606,124 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting.

WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?

A record holder holds shares in his or her name. Shares held in “street name” are held in the name of a bank, broker or other nominee on a person’s behalf.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, our proxy materials are being provided to you by your bank, broker or other nominee along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If you have not received a 16-digit control number, you should contact your bank or broker to obtain your control number or otherwise vote through the bank or broker.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, electronically or by proxy, of the holders of a majority in voting power of common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?

If a quorum is not present at the scheduled time of the Annual Meeting, the person presiding over the Annual Meeting may adjourn the Annual Meeting until a quorum is present or represented.

WHO CAN ATTEND AND VOTE AT THE 2022 ANNUAL MEETING OF STOCKHOLDERS?

You may attend and vote at the Annual Meeting only if you are an Ouster stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. The Annual Meeting will be held entirely online to allow greater participation. You will be able to attend the Annual Meeting and submit your questions by visiting the following website: www.virtualshareholdermeeting.com/OUST2022. You will also be able to vote your shares electronically at the Annual Meeting.

To participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 11 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m., Pacific Time, and you should allow ample time for check-in procedures. If you hold your shares through a bank or broker, instructions should also be provided on the voting instruction card provided by your bank or brokerage firm. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date.

WHY IS THE MEETING HELD VIRTUALLY?

We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for us and our stockholders. We believe the virtual meeting will enable increased stockholder attendance and participation since stockholders can participate from any location around the world. Furthermore, as part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of the COVID-19 pandemic, we believe that hosting a virtual meeting is in the best interests of the Company and such attendees of the Annual Meeting.

WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number at (844) 986-0822 (toll-free) or (303) 562-9302 (international).

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

HOW DO I VOTE?

We recommend that stockholders vote by proxy even if they plan to participate in the Annual Meeting and vote electronically during the meeting. If you are a stockholder of record, there are three ways to vote by proxy:

•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;

•	by Telephone—You can vote by telephone by calling (800) 690-6903 and following the instructions on the proxy card; or

•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 8:59 p.m., Pacific Time, on June 8, 2022. Stockholders may vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/OUST2022 and entering the 16-digit control number included on your Internet Notice, proxy card or the instructions that accompanied your proxy materials. The Annual Meeting webcast will begin promptly at 11 a.m., Pacific Time, on June 9, 2022.

If your shares are held in street name through a bank, broker or other nominee, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares at the Annual Meeting, you may visit www.virtualshareholdermeeting.com/OUST2022 and enter the 16-digit control number included in the voting instruction card provided to you by your bank or brokerage firm. If you hold your shares in street name and you do not receive a 16-digit control number, you may need to log in to your bank or brokerage firm’s website and select the shareholder communications mailbox to access the meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

Yes. If you are a registered stockholder, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;

•	by granting a subsequent proxy through the Internet or telephone;

•	by giving written notice of revocation to the Secretary of Ouster prior to the Annual Meeting; or

•	by voting electronically at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your virtual attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote electronically during the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote electronically during the Annual Meeting.

WHO WILL COUNT THE VOTES?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes

Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).	Abstentions and broker non-votes will have no effect.

Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes). If no frequency receives the foregoing vote, the Board will consider the option of one year, two years, or three years that receives the highest number of votes cast to be the frequency recommended by stockholders.	Abstentions and broker non-votes will have no effect.

Proposal 4: Approval of the Ouster, Inc. 2022 Employee Stock Purchase Plan.	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes.	Abstentions and broker non-votes will have no effect.

WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the three other proposals to be voted on at the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors and abstentions will have no effect on the ratification of the appointment of PricewaterhouseCoopers LLP, the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers or the approval of the Ouster, Inc. 2022 Employee Stock Purchase Plan.

WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters without instructions from the beneficial owner of those shares. The only routine matter presented at the Annual Meeting is Proposal No. 2, relating to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors, the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers and the approval of the Ouster, Inc. 2022 Employee Stock Purchase Plan. Broker non-votes count for purposes of determining whether a quorum is present.

WHERE CAN I FIND THE VOTING RESULTS OF THE 2022 ANNUAL MEETING OF STOCKHOLDERS?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

WILL THERE BE A QUESTION-AND-ANSWER SESSION DURING THE ANNUAL MEETING?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted by stockholders during the meeting that are pertinent to the Company and the meeting matters, for up to 15 minutes after the completion of the Annual Meeting. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the 2022 Annual Meeting of Stockholders?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•	irrelevant to the business of the Company or to the business of the Annual Meeting;

•	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;

•	related to any pending, threatened or ongoing litigation;

•	related to personal grievances;

•	derogatory references to individuals or that are otherwise in bad taste;

•	substantially repetitious of questions already made by another stockholder;

•	in excess of the two-question limit;

•	in furtherance of the stockholder’s personal or business interests; or

•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Corporate Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders who have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the 2022 Annual Meeting of Stockholders?”.

PROPOSALS TO BE VOTED ON

PROPOSAL 1: Election of Directors

At the Annual Meeting, three (3) Class I Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2025 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

We currently have seven (7) directors on our Board. The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.

Our Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following election or such director’s death, resignation or removal, whichever is earliest to occur. The current class structure is as follows: Class I, whose term currently expires at the 2022 Annual Meeting of Stockholders and whose subsequent term will expire at the 2025 Annual Meeting of Stockholders; Class II, whose term will expire at the 2023 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2024 Annual Meeting of Stockholders. The current Class I Directors are Jorge del Calvo, Sundari Mitra and Karin Rådström; the current Class II Directors are Emmanuel Hernandez and Remy W. Trafelet; and the current Class III Directors are Susan Heystee and Angus Pacala.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented by the proxy for the election as Class I Directors the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

VOTE REQUIRED

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the election of the below Class I Director nominees.

NOMINEES FOR CLASS I DIRECTORS (CURRENT TERMS TO EXPIRE AT THE 2022 ANNUAL MEETING)

The nominees for election to the Board as Class I Directors are as follows:

Name	Age	Served as a Director Since	Positions with Ouster

Jorge del Calvo	67	2021	Director

Sundari Mitra	59	2021	Director

Karin Rådström	43	2021	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director nominee are as follows:

JORGE DEL CALVO	Age 67

Jorge del Calvo has been serving as a member of our board of directors since March 2021. Mr. del Calvo was a partner at Pillsbury Winthrop Shaw Pittman, LLP, a global law firm, from 1990 through January 31, 2022, and previously served as a member of its Managing Board and as Chair of its Finance Committee. He also serves on the board of a private foundation. Mr. del Calvo has a B.A. in History from Stanford University, an M.A. in History from UCLA, an M.P.P. in Public Policy from the John F. Kennedy School of Government at Harvard University, and a J.D. from Harvard Law School. We believe Mr. del Calvo is qualified to serve as a member of our board of directors due to his extensive experience representing public and private technology companies and advising their boards and committees, as well as his knowledge of business, legal and governance issues faced by public companies.

SUNDARI MITRA	Age 59

Sundari Mitra has been serving as a member of our board of directors since March 2021. Ms. Mitra has served as Corporate Vice President of Intel Corporation since September 2018. Previously, Ms. Mitra was the Chief Executive Officer and a director at NetSpeed Systems from December 2011 to September 2018. Prior to this appointment, Ms. Mitra was Executive Vice President of Engineering at Mosys, Inc. from June 2009 to August 2011. Before Mosys, Ms. Mitra founded and served as Chief Executive Officer of Prism Circuits from its inception in February 2006 until Mosys, Inc.’s acquisition of Prism Circuits in June 2009. Prior to founding Prism Circuits, Ms. Mitra served as a Director of Engineering at Sun Microsystems, Inc. from June 2002 to August 2004. Ms. Mitra holds a Master of Science degree in Electrical Engineering from the University of Illinois and a Bachelor of Science degree in Electrical Engineering from Baroda University in India. We believe that Ms. Mitra is qualified to serve as a member of our board of directors due to her experience in the technology background and technical background in engineering.

KARIN RÅDSTRÖM	Age 43

Karin Rådström has been serving as a member of our board of directors since October 2021. Ms. Rådström has been servingas Chief Executive Officer of Mercedes-Benz Trucks and a member of the Board of Management of Daimler Truck AG, Germany, both truck manufacturers, since February 2021 and as a member of the Supervisory Board of Piab AB, Sweden, a manufacturer of vacuum pumps, since June 2019. From March 2019 to January 2021, Ms. Rådström served as Head of Sales and Marketing and as a member of the Executive Board of Scania CV AB (“Scania”), a commercial vehicle manufacturer. She previously served as Senior Vice President, Head of Buses and Coaches of Scania from November 2016 to February 2019 and as Director of Pre-Sales and Marketing Communication of Scania East Africa Ltd. from October 2014 to December 2015. Ms. Rådström brings significant sales and marketing experience at large commercial vehicle manufacturers to the Company’s Board and her broad knowledge on technological transformation in the automotive industry is expected to be beneficial to Ouster’s Board.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS:

CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2023 ANNUAL MEETING)

The current members of the Board who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Positions with Ouster

Emmanuel Hernandez	66	2021	Director

Remy W. Trafelet	52	2021	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

EMMANUEL HERNANDEZ	Age 66

Emmanuel Hernandez has been serving as a member of our board of directors since March 2021. Mr. Hernandez has served as a director of Enovix Corporation (including as Chair of the Audit Committee), since July 2021 and of Aruba Networks, Inc. since 2006. Previously, Mr. Hernandez served as a director of Rodgers Silicon Valley Acquisition Corp. from December 2020 to July 2021, as a director of BrainChip, Inc. (including its Audit & Governance Committee and Remuneration & Nomination Committee) from June 2017 to March 2022, as a director of ON Semiconductor Corp (including its Audit Committee and Corporate Governance and Nominating Committee) from November 2002 until March 2021, as a director and member of the Audit Committee of SunEdison, Inc. from May 2009 to December 2017 and as a director of EnStorage, Inc. from June 2009 to December 2017. Mr. Hernandez was also an operating Partner at Khosla Ventures, a venture capital firm, from May 2010 to January 2013. Prior to joining Khosla Ventures, Mr. Hernandez served as the Chief Financial Officer of SunPower Corporation from April 2005 to November 2008. Prior to April 2005, Mr. Hernandez served for more than 11 years as the Executive Vice President of Finance and Administration and Chief Financial Officer for Cypress Semiconductor, having joined that company in 1993 as its Corporate Controller. Prior to these engagements, Mr. Hernandez held various financial positions with National Semiconductor Corporation from 1976 through 1993. Furthermore, Mr. Hernandez has served as a director of The Manny & Cecile Hernandez Charitable Foundation since 2013. Mr. Hernandez holds a Bachelor of Science degree in Commerce from the University of Nueva Caceres and an M.B.A. from Golden Gate University. We believe that Mr. Hernandez is qualified to serve as a member of our board of directors due to his experience as a director and financial officer for multiple public technology companies and his over 40 years of finance and operations experience in high tech businesses.

REMY W. TRAFELET	Age 52

Remy W. Trafelet has been serving as a member of our board of directors since March 2021. Mr. Trafelet is President and Chief Executive Officer of Trafelet & Company, LLC, a private investment firm that invests across a broad range of asset classes and industries, including financial services, energy, technology and agriculture. Mr. Trafelet began his career in 1992 as an analyst at Fidelity Management and Research Company where he became a portfolio manager at age 25. In 2000, Mr. Trafelet formed Trafelet Delta Funds, which managed several long/short equity portfolios. The firm grew to over $5.5 billion in assets under management with offices in New York and London. In 2009, Mr. Trafelet spun off the firm’s London operations to Habrok Capital Management, a global long/short equity hedge fund. Mr. Trafelet is the Founder and Chairman of Hazeltree Fund Services, a FinTech company providing treasury solutions to more than 200 financial institutions with over $2.0 trillion of assets under advisory. From 2016 to 2019, Mr. Trafelet served as President and Chief Executive Officer of Alico Inc. (NASDAQ: ALCO), an agribusiness holding company. During his tenure, Mr. Trafelet implemented a corporate restructuring and operating efficiency program, which improved the company’s return on capital employed. Mr. Trafelet is Trustee and Chairman of the Investment Committee for the Boys’ Club of New York and also serves as a member of the board for the Children’s Scholarship Fund. He is former Trustee and Chairman of the Investment Committee of Phillips Exeter Academy. Mr. Trafelet is also a former Trustee for The Eaglebrook School, and a board member of the Atlantic Salmon Federation. Mr. Trafelet graduated from Phillips Exeter Academy and earned an A.B. from Dartmouth College, where he graduated with honors and was named a Presidential Scholar. Mr. Trafelet is a Chartered Financial Analyst. We believe Mr. Trafelet is well qualified to sit on our board due to his extensive and successful capital markets and investment.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS:

CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2024 ANNUAL MEETING)

The current members of the Board who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Positions with Ouster

Susan Heystee	60	2018	Director and Chair of the Board

Angus Pacala	34	2015	Director, Co-Founder and Chief Executive Officer

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

SUSAN HEYSTEE	Age 60

Susan Heystee has been serving as a member of our board of directors since September 2018 and as Chair of our board of directors since August 2021. She also served as our Interim Chief Revenue Officer from January 2021 to July 2021. Previously, Ms. Heystee was Senior Vice President of Global Automotive Business at Verizon Connect from January 2017 to June 2018. Prior to that, Ms. Heystee served as Executive Vice President of Global Sales and OEM Business at Telogis, which was acquired by Verizon in July 2016, from February 2010 to December 2016. Ms. Heystee has also served as a member of the board of directors of revVana Inc., a private software-as-a-service company providing revenue realization management solutions, since April 2020 and a member of the board of directors of ChargePoint, Inc. since May 2021. Ms. Heystee holds Bachelor’s degrees in mathematics and business from the University of Waterloo and an executive M.B.A. to Advanced Management Program Certificate from Harvard Business School. We believe that Ms. Heystee is qualified to serve as a member of our board of directors due to her extensive experience in the technology sector and knowledge of market driven strategies.

ANGUS PACALA	Age 34

Angus Pacala co-founded Ouster in June 2015 and has been serving as our Chief Executive Officer and director since then. Previously, Mr. Pacala was Director of Engineering at Quanergy, Inc. from November 2012 to February 2015. Prior to this appointment, Mr. Pacala was Battery Engineer at Amprius, Inc. from June 2011 to October 2012. Mr. Pacala holds a Bachelor of Science degree in mechanical engineering and a Master of Science degree in mechanical engineering from Stanford University. We believe that Mr. Pacala is qualified to serve as a member of our board of directors due to his extensive technical background and his history as Ouster’s co-founder.

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of PricewaterhouseCoopers LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the fiscal years ended December 31, 2021. Neither PricewaterhouseCoopers LLP nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting, have an opportunity to make a statement if he or she desires to do so, and be available to respond to appropriate questions from stockholders.

In the event that the appointment of PricewaterhouseCoopers LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2023. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of Ouster.

As previously disclosed in the Form 8-K filed with the SEC on March 15, 2021 (the “Form 8-K”), on March 11, 2021, the Audit Committee approved the engagement of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, effective immediately. On the same date, the Audit Committee dismissed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm. The dismissal of Marcum and appointment of PricewaterhouseCoopers LLP was done in connection with the closing of the Business Combination.

Marcum served as the independent registered public accounting firm for CLA since its inception on June 4, 2020 (the “Inception Date”). PricewaterhouseCoopers served as the independent registered public accounting firm for OTI prior to the Business Combination described in our Current Report on Form 8-K filed on March 15, 2021. The audit committee’s decision to engage PricewaterhouseCoopers LLP was made because, for accounting purposes, the historical financial statements of the Company include a continuation of the financial statements of OTI.

The report of Marcum on Ouster’s balance sheet as of December 31, 2020 and the statements of operations, changes in stockholders’ equity and cash flows for the period from the Inception Date to December 31, 2020, which included an explanatory paragraph as to the Company’s ability to continue as a going concern, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles. During the period from the Inception Date to December 31, 2020 and subsequent interim period through March 11, 2021, there were no disagreements between Ouster and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on Ouster’s financial statements for such period. During the period from the Inception Date to December 31, 2020 and subsequent interim period through March 11, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

The Company previously provided Marcum with a copy of the disclosures regarding the dismissal reproduced in this proxy statement and received a letter from Marcum addressed to the SEC stating that they agree with the above statements. This letter was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on March 15, 2021.

During the period from the Inception Date to December 31, 2020, and the subsequent interim period through March 11, 2021, Ouster did not consult with PricewaterhouseCoopers LLP with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on Ouster’s financial statements, and neither a written report nor oral advice was provided to Ouster that PwC concluded was an important factor considered by Ouster in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as defined above).

VOTE REQUIRED

This proposal requires the approval the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes). Abstentions will have no effect on the proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of PricewaterhouseCoopers LLP, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed Ouster’s audited financial statements for the fiscal year ended December 31, 2021 and has discussed these financial statements with management and Ouster’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, Ouster’s independent registered public accounting firm the matters that they are required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

Ouster’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and Ouster, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Ouster.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in Ouster’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Emmanuel Hernandez (Chair)

Susan Heystee

Remy W. Trafelet

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

Set forth below are the fees paid to our independent registered public accounting firm, PricewaterhouseCoopers LLP, for the fiscal years ended December 31, 2021 and 2020 (in thousands):

Fee Category	Fiscal 2021	Fiscal 2020

Audit Fees	$1,055,000	$827,000

Audit-Related Fees	$342,000	$1,020,000

Tax Fees	$-	$-

All Other Fees	$-	$-

Total Fees	$1,397,000	$1,847,000

AUDIT FEES

Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, the review of financial statements to be included in registration statements and other professional services provided in connection with statutory and regulatory filings or engagements.

AUDIT-RELATED FEES

Audit-related fees consist of fees that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees”.

TAX FEES

Tax fees consist of fees for tax-related services, including tax compliance and tax advice.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage PricewaterhouseCoopers LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by PricewaterhouseCoopers LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee periodically reviews and generally pre-approves any services (and related fee levels or budgeted amounts) that may be provided by PricewaterhouseCoopers LLP without first obtaining specific pre-approvals from the Audit Committee or the Chair of the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

PROPOSAL 3: Approval, on an Advisory (Non-Binding) Basis, of the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers

In accordance with the Dodd–Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we request that our stockholders cast a non-binding, advisory vote regarding the frequency with which we should include in future annual proxy statements a stockholder advisory vote to approve the compensation of our named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer that we provide for such a stockholder advisory vote at future annual meetings every one year, every two years or every three years. Stockholders may also abstain from the vote.

After careful consideration, the Board of Directors determined that providing a stockholder advisory vote to approve the compensation of our named executive officers every year is the most appropriate alternative for us at this time. In formulating its recommendation, the Board of Directors considered that an annual advisory vote on named executive officer compensation will allow stockholders to provide their direct input on our compensation philosophy, policies and practices as disclosed in this and future proxy statements on a more timely and consistent basis than if the vote were held less frequently. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking regular dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for us, and we look forward to hearing from our stockholders on this proposal.

Our stockholders will have the opportunity to specify one of four choices for this proposal on the proxy card: (1) one year; (2) two years; (3) three years; or (4) abstain. Stockholders are not voting to approve or disapprove the Board of Directors’ recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future advisory votes to approve executive compensation. This “say-on-frequency” vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider our stockholders’ views regarding how often they should have the opportunity to approve our executive compensation programs.

VOTE REQUIRED

The frequency that receives the affirmative vote of the holders of a majority in voting power of the votes cast will be the frequency recommended by stockholders. If no frequency receives the foregoing vote, then we will consider the option of ONE YEAR, TWO YEARS, or THREE YEARS that receives the highest number of votes cast to be the frequency recommended by stockholders. Abstentions and broker non-votes will have no effect on the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote of “ONE YEAR” regarding the non-binding frequency of future advisory votes on the compensation of our named executive officers.

PROPOSAL 4: Approval of the Ouster, Inc. 2022 Employee Stock Purchase Plan

Overview

Our stockholders are being asked to approve the Ouster, Inc. 2022 Employee Stock Purchase Plan (the “ESPP”) and the material terms thereunder. The Board approved the ESPP, subject to stockholder approval at the Annual Meeting. The ESPP will become effective upon approval by the Company’s stockholders.

The ESPP is described in more detail below. A copy of the ESPP is included in the Annex to this proxy statement.

The ESPP

The ESPP is designed to allow eligible employees of the Company to purchase shares of Ouster common stock with their accumulated payroll deductions. The ESPP is divided into two components: the “Section 423 Component” and the “Non-Section 423 Component”. The Section 423 Component is intended to qualify under Section 423 of the Internal Revenue Code, as amended (the “Code”). The Non-Section 423 Component is not intended to qualify under Section 423 of the Code and will be used to grant stock options to certain non-U.S. employees, eligible consultants and certain U.S. employees who are employed by certain of our subsidiaries that do not participate in the Section 423 Component. The material terms of the ESPP are summarized below. The purpose of the ESPP is to assist such employees (and certain eligible consultants who may participate in the Non-section 423 Component only) in acquiring a stock ownership interest in the Company, to help such service providers provide for their future security and to encourage such service providers to remain in the service of Ouster. The Board believes that equity awards are necessary to remain competitive in its industry and are essential to recruiting and retaining the highly qualified employees who help us meet our goals.

Summary of the ESPP

This section summarizes certain principal features of the ESPP. The summary is qualified in its entirety by reference to the complete text of the ESPP.

Administration

Subject to the terms and conditions of the ESPP, the Compensation Committee will administer the ESPP. The Compensation Committee can delegate administrative tasks under the ESPP to the services of an agent and/or employees to assist in the administration of the ESPP. The administrator will have the discretionary authority to administer and interpret the ESPP. Interpretations and constructions of the administrator of any provision of the ESPP or of any rights thereunder will be conclusive and binding on all persons. We will bear all expenses and liabilities incurred by the ESPP administration.

Shares Available for Awards

The maximum number of shares of our common stock which will be authorized for sale under the ESPP is 6,950,000 shares of common stock. The shares reserved for issuance under the ESPP may be authorized but unissued shares or reacquired shares.

Eligibility

Employees eligible to participate in the ESPP for a given offering period generally include employees who are employed by us or one of our designated subsidiaries on the first day of the offering period, or the enrollment date. Our employees (and, if applicable, any employees of our subsidiaries) who customarily work less than five months in a calendar year or are customarily scheduled to work less than 20 hours per week will not be eligible to participate in the ESPP. Finally, an employee who owns (or is deemed to own through attribution) 5% or more of the combined voting power or value of all our classes of stock or of one of our subsidiaries will not be allowed to participate in the ESPP.

A consultant may be designated by the Committee to participate in the Non-Section 423 Component if the consultant is engaged by us or one of our designated subsidiaries, including, without limitation, through a professional employer organization, on a given enrollment date for an offering period. In no event shall a consultant be eligible to participate in the Section 423 Component.

As of April 14, 2022, we had approximately 286 full-time employees who could have been eligible to participate in the Section 423 Component and 17 consultants who, if designated by the Committee, could have been eligible to participate in the Non-Section 423 Component.

Participation

Employees will enroll under the ESPP by completing a payroll deduction form permitting the deduction from their compensation of at least 1% of their compensation but not more than 15% of their compensation. Such payroll deductions may be expressed as either a whole number percentage or a fixed dollar amount, and the accumulated deductions will be applied to the purchase of shares on each purchase date. Eligible consultants may become a participant in the Non-Section 423 Component by completing a fee deduction authorization.

Offering

Under the ESPP, participants are offered the option to purchase shares of our common stock at a discount during a series of successive offering periods, the duration and timing of which will be determined by the ESPP administrator. However, in no event may an offering period be longer than 27 months in length. The offering periods are each comprised of one or more equal length or shorter purchase periods. Initially, each offering period will be 24 months and comprised of four six-month purchase periods. If the fair market value of a share of common stock on any exercise date (other than the final scheduled exercise date of an offering period) is lower than the fair market value of a share of common stock on the grant date of an offering period, then the offering period will automatically terminate, and each participant will automatically be enrolled in the next offering period.

The option purchase price will be the lower of 85% of the closing trading price per share of our common stock on the first trading date of an offering period in which a participant is enrolled or 85% of the closing trading price per share on the purchase date. Our closing trading price of our common stock as of April 14, 2022 was $4.04.

Under the Section 423 Component, participants may not purchase shares of our common stock at a rate which exceeds $25,000 of fair market value of our stock (determined at the time the option to purchase shares under the ESPP is granted) for each calendar year in which the option is outstanding (as determined in accordance with Section 423 of the Code).

Unless a participant has previously canceled his or her participation in the ESPP before the purchase date, the participant will be deemed to have exercised his or her option in full as of each purchase date. Upon exercise, the participant will purchase the number of whole shares that his or her accumulated payroll deductions will buy at the option purchase price, subject to the participation limitations listed above.

A participant may cancel his or her payroll deduction authorization at any time prior to the end of the offering period. Upon cancellation, the participant will have the option to either (i) receive a refund of the participant’s account balance in cash without interest or (ii) exercise the participant’s option for the current offering period for the maximum number of shares of common stock on the applicable purchase date, with the remaining account balance refunded in cash without interest. Following at least one payroll deduction, a participant may also decrease (but not increase) his or her payroll deduction authorization once during any offering period. If a participant wants to increase or decrease the rate of payroll withholding, he or she may do so effective for the next offering period by submitting a new form before the offering period for which such change is to be effective.

A participant may not assign, transfer, pledge or otherwise dispose of (other than by will or the laws of descent and distribution) payroll deductions credited to a participant’s account or any rights to exercise an option or to receive shares of our common stock under the ESPP, and during a participant’s lifetime, options in the ESPP shall be exercisable only by such participant. Any such attempt at assignment, transfer, pledge or other disposition will not be given effect.

Adjustments

In the event of any increase or decrease in the number of issued shares of our common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by us, we will proportionately adjust the aggregate number of shares of our common stock offered under the ESPP, the number and price of shares which any participant has elected to purchase under the ESPP and the maximum number of shares which a participant may elect to purchase in any single offering period. If there is a proposal to dissolve or liquidate us, then the ESPP will terminate immediately prior to the consummation of such proposed dissolution or liquidation, and any offering period then in progress will be shortened by setting a new purchase date to take place before the date of our dissolution or liquidation. We will notify each participant of such change in writing at least ten business days prior to the new exercise date. If we undergo a merger with or into another corporation or sell all or substantially all of our assets, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or the parent or subsidiary of the successor corporation. If the successor corporation refuses to assume the outstanding options or substitute equivalent options, then any offering period then in progress will be shortened by setting a new purchase date to take place before the date of our proposed sale or merger. We will notify each participant of such change in writing at least ten business days prior to the new exercise date.

Amendment and Termination

The Board may amend, suspend or terminate the ESPP at any time. However, the Board may not amend the ESPP without obtaining shareholder approval within 12 months before or after such amendment to the extent required by applicable laws.

Material United States Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to the purchase of shares under the ESPP. This summary deals with the general federal income tax principles that apply and is provided only for general information. Certain taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. As such, tax consequences for employees participating in the Non-Section 423 Component of the ESPP are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

The Section 423 Component of the ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP. This means that an eligible employee will not recognize taxable income on the date the employee is granted an option under the ESPP. In addition, the employee will not recognize taxable income upon the purchase of shares. Upon such sale or disposition, the participant generally will be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the date of grant and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition (or death) over the purchase price or (ii) an amount equal to the applicable discount from the fair market value of the shares as of the date of grant. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price and Ouster will be entitled to a tax deduction for compensation expense in the amount of ordinary income recognized by the employee. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above but are sold for a price that is less than the purchase price, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of purchase over the purchase price (and Ouster will be entitled to a corresponding deduction), but the participant generally will be able to report a capital loss equal to the difference between the sales price of the shares and the fair market value of the shares on the date of purchase.

New Plan Benefits

Because the number of shares that may be purchased under the ESPP will depend on each employee’s voluntary election to participate and on the fair market value of our common stock at various future dates, the actual number of shares that may be purchased by any individual cannot be determined in advance. No shares of common stock have been issued under the ESPP as it is not yet effective.

VOTE REQUIRED

This proposal requires the approval the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes). Abstentions and broker non-votes will have no effect on the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the approval of the Ouster, Inc. 2022 Employee Stock Purchase Plan.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Position

Angus Pacala	34	Co-Founder, Chief Executive Officer and Director

Mark Frichtl	33	Co-Founder and Chief Technology Officer

Anna Brunelle	54	Chief Financial Officer

Darien Spencer	58	Executive Vice President of Global Operations

Adam Dolinko	53	General Counsel and Secretary

Nathan Dickerman	45	President of Field Operations

For Angus Pacala’s biography, see page 12 of this proxy statement.

Mark Frichtl co-founded Ouster in June 2015 and has been serving as our Chief Technology Officer since then. Previously, Mr. Frichtl was a Technologies Development Engineer at Apple, Inc. from April 2015 to May 2015 and an Engineer at Quanergy, Inc. from July 2013 to April 2015. Mr. Frichtl holds a Bachelor of Science degree in engineering physics and a Master of Science degree in mechanical engineering from Stanford University.

Anna Brunelle has been serving as our Chief Financial Officer since August 2020. Previously, Ms. Brunelle was Chief Financial Officer at Kinestral Technologies, a private electrochromic technology company, from April 2018 to May 2020. Prior to the role, Ms. Brunelle provided financial consulting services to companies in a variety of industries from October 2017 to April 2018 and Chief Financial Officer and Interim Chief Operating Officer at Soylent, a private nutrition company, from March 2016 to October 2017. Ms. Brunelle was also Chief Financial Officer and Interim Chief Operating Officer at GlobalLogic from June 2014 to April 2015. Ms. Brunelle held various leadership roles of increasing responsibility at TiVo, Inc. from April 2005 to September 2013, including as Chief Financial Officer starting in 2008. Ms. Brunelle began her career at Deloitte & Touche, LLP from August 1996 to March 1999. Ms. Brunelle holds a Bachelor of Science degree in business administration with a concentration in accounting from the California Polytechnic State University.

Darien Spencer has been serving as our Executive Vice President of Global Operations since July 2017. Previously, Mr. Spencer was Executive Vice President of Operations and Chief Procurement Officer at Enphase Energy, an energy technology company, from August 2013 to April 2017. Prior to this appointment, Mr. Spencer was General Manager of Business Units and Automation at Jabil Circuit, a product solutions company, from August 2012 to August 2013, Co-Founder and Chief Operating and Procurement Officer at Optisolar / Novasolar Corporation from January 2007 to November 2012 and Senior Vice President of Asia Operations at Maxtor Corporation, a hard disk drive manufacturer, and Seagate Technology after the latter acquired Maxtor Corporation in May 2006, from January 2005 to January 2007.

Adam Dolinko has been serving as our General Counsel since December 2021. Previously, Mr. Dolinko served as a Senior Executive and General Counsel at CSR plc, a dual listed NASDAQ and London Stock Exchange-FTSE 250 company focused on the automobile, mobile, and IoT sectors with wireless, connectivity, imaging, location, and audio semiconductor and software solutions. Mr. Dolinko served as Executive Vice President, General Counsel & Corporate Development at SiRF Technology (NASDAQ: SIRF), a B2B GPS and connectivity company focused on the automobile and mobile sectors. He has served as the Executive Vice President and General Counsel of private companies, from January 2021 until December 2021 at Inxeption, at NextJuris, from February 2018 to January 2021, and Essential Products from March 2017 to February 2018. Prior to becoming a General Counsel, he had been a Corporate and Securities Partner at the law firm of Wilson Sonsini Goodrich & Rosati, P.C. Mr. Dolinko holds a Bachelor’s degree from UCLA and J.D. from the USC Gould School of Law.

Nathan Dickerman has been serving as our President of Field Operations since April 2021. Previously, Mr. Dickerman was the Chief Commercial Officer at Planet Labs, a satellite data company, from July 2018 to April 2021. Prior to this appointment, Mr. Dickerman served as Vice President of Worldwide Sales at AppDirect, a software company, from June 2017 to July 2018, Senior Director of Manufacturing Software Sales for North America at Autodesk, a software company, from February 2012 to May 2017, and Vice President of Software Sales at PTC, a software company, from August 2006 to February 2012. Mr. Dickerman holds a Bachelor of Science degree in Economics and a Masters of Business Administration with a concentration in marketing management from Santa Clara University.

CORPORATE GOVERNANCE

GENERAL

Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of Ouster. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the “Governance” section of our Investors website at investors.ouster.com, or by writing to our offices at 350 Treat Avenue, San Francisco, California 94110.

BOARD COMPOSITION

Our Board currently consists of seven (7) members: Jorge del Calvo, Emmanuel Hernandez, Susan Heystee, Sundari Mitra, Angus Pacala, Karin Rådström and Remy W. Trafelet. Our Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting following election or such director’s death, resignation or removal, whichever is earliest to occur. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of the Company.

Board Diversity Matrix (As of April 27, 2022)

Total number of directors	7

	Female	Male

Part I: Gender Identity

Directors	3	4

Part II: Demographic Background

Asian	1	1

Hispanic or Latinx	0	1

White	2	2

DIRECTOR INDEPENDENCE

Our Board of Directors has undertaken a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. Our Board of Directors has affirmatively determined that Jorge del Calvo, Emmanuel Hernandez, Susan Heystee, Sundari Mitra, Karin Rådström and Remy W. Trafelet are each an “independent director,” as defined under the rules of the New York Stock Exchange (the “NYSE Rules”). In making these determinations, our Board of Directors considered the current and prior relationships that each director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence.

DIRECTOR CANDIDATES

The Nominating and Corporate Governance Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board.

To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. In connection with their initial election to our Board, Jorge del Calvo was recommended by a former executive officer, Sundari Mitra was recommended by a non-management director and Karin Rådström was recommended by a third-party search firm. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from us and potential conflicts of interest, and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee of candidates for election as director.

In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the Nominating and Corporate Governance Committee may take into account many factors, including: personal and professional integrity; strong ethics and values; the ability to make mature business judgments; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience as a board member of another publicly held company; professional and academic experience relevant to the Company’s industry; the strength of the candidate’s leadership skills; experience in finance and accounting and/or executive compensation practices; whether the candidate has the time required for preparation, participation and attendance at Board and committee meetings; diversity of whether the board has appropriate diversity of experience, qualifications, skills, gender and age; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o General Counsel, Ouster, Inc., 350 Treat Avenue, San Francisco, California 94110. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

COMMUNICATIONS FROM INTERESTED PARTIES

Anyone who would like to communicate with, or otherwise make his or her concerns known directly to the Board, the Chair of the Board, the Chair of any of the Audit, Nominating and Corporate Governance, and Compensation Committees, or to the independent directors as a group, may do so by addressing such communications or concerns to the Secretary of the Company, 350 Treat Avenue, San Francisco, California 94110, who will forward such communications to the appropriate party. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Such communications may be done confidentially or anonymously.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Our Corporate Governance Guidelines provide the Board with flexibility to select our Chair of the Board, any Vice Chair of the Board and our Chief Executive Officer in any way the Board considers in the best interests of the Company. Therefore, the Board does not have a policy on whether the role of Chair and Chief Executive Officer should be separate or combined and, if it is to be separate, whether the Chair should be selected from the independent directors.

Currently, the roles of Chair of the Board and Chief Executive Officer are separated, and our Chair of the Board qualifies as an “independent director” under the applicable NYSE Rules. We do not currently have any Vice Chair of the Board. Our Board believes that separation of the positions of Chair of the Board and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole. For these reasons, our Board has concluded that our current leadership structure is appropriate at this time. Our Board exercises its judgment in establishing, combining or separating the roles of Chairman of the Board and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. The Board will continue to exercise its judgment on an ongoing basis to determine the optimal Board leadership structure that the Board believes will provide effective leadership, oversight and direction, while optimizing the functioning of both the Board and management and facilitating effective communication between the two.

If the Chair is a member of management or does not otherwise qualify as independent, the Independent Directors may elect a lead director. The lead director’s responsibilities would include, but are not limited to: presiding over all meetings of the Board at which the Chair and any Vice Chair of the Board is not present, including any executive sessions of the Independent Directors; approving Board meeting schedules and agendas; and acting as the liaison between the Independent Directors and the Chief Executive Officer and Chair of the Board. When the Chair of the Board is an Independent Director, the Chair of the Board serves as lead director. The Board may modify its leadership structure in the future as it deems appropriate.

Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board is responsible for general oversight of risks and regular review of information regarding our risks. The Audit Committee is responsible for discussing the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled. The Audit Committee is also specifically responsible for overseeing the management of financial and cybersecurity risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of our Board and other corporate governance matters. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions from committee members about such risks. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

EXECUTIVE SESSIONS

The independent members of the Board meet in regularly scheduled executive sessions. Susan Heystee, as the current independent Chair of the Board, presides over the regularly scheduled executive sessions at which she is present.

ANTI-HEDGING POLICY

Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the Code of Conduct is available on our Investors website at investors.ouster.com in the “Governance” section. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, that are required to be disclosed by SEC or NYSE Rules will be disclosed on our website. We granted no waivers under our Code of Conduct in fiscal 2021.

ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS

There were eleven meetings of the Board during the fiscal year ended December 31, 2021. During the fiscal year ended December 31, 2021, each director attended at least 75% of the aggregate of (i) all meetings of the Board during the period in which he or she served as a director and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director, except for Karin Rådström. Subsequent to Ms. Rådström’s appointment in 2021, our Board held one meeting, which Ms. Rådström attended, and our Nominating and Corporate Governance Committee (of which Ms. Rådström is a member) held one meeting, which Ms. Rådström was unable to attend.

Under our Corporate Governance Guidelines, which are available on our website at www.ouster.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), and the annual meeting of stockholders, with the understanding that, on occasion, a director may be unable to attend a meeting. All directors are expected to attend at least 75% of Board and applicable committee meetings. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chair of the Board or the Chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting.

COMMITTEES OF THE BOARD

Our Board has established three standing committees: Audit, Compensation and Nominating and Corporate Governance-each of which operates under a written charter that has been approved by our Board.

The members of each of the Board committees are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance

Jorge del Calvo		X	Chair

Emmanuel Hernandez	Chair	X

Susan Heystee	X	Chair

Sundari Mitra			X

Remy W. Trafelet	X

Karin Rådström			X

AUDIT COMMITTEE

Our Audit Committee’s responsibilities include, but are not limited to:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing our financial and accounting controls, including our internal audit function, and compliance with legal and regulatory requirements;

•	overseeing enterprise risk management, including the management of financial risks and cybersecurity risks;

•	reviewing related person transactions;

•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

The Audit Committee charter is available on our website at www.ouster.com. The current members of the Audit Committee are Emmanuel Hernandez, Susan Heystee and Remy W. Trafelet, with Emmanuel Hernandez serving as chair. Our Board has determined that each of Emmanuel Hernandez, Susan Heystee and Remy W. Trafelet are independent directors under NYSE Rules and the additional independence standards applicable to audit committee members established pursuant to Rule 10A-3 under the Exchange Act. Our Board has also determined that each of Emmanuel Hernandez, Susan Heystee and Remy W. Trafelet meets the “financial literacy” requirement for Audit Committee members under NYSE Rules and that Emmanuel Hernandez is an “audit committee financial expert” within the meaning of the SEC rules and has accounting or related financial management expertise as required under the NYSE Rules.

The Audit Committee met seven times during the fiscal year ended December 31, 2021.

COMPENSATION COMMITTEE

The Compensation Committee is responsible for, among other matters:

•

reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of these goals and objectives and setting or making recommendations to our board of directors regarding the compensation of our Chief Executive Officer;

•	reviewing and setting or making recommendations to our Board regarding the compensation of our other executive officers;

•	making recommendations to our Board regarding the compensation of our directors;

•	reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans and arrangements; and

•	appointing and overseeing any compensation consultants.

Pursuant to the Compensation Committee’s charter, which is available on our website at www.ouster.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities.

The Compensation Committee may delegate its authority under its charter to a subcommittee as it deems appropriate from time to time. The Compensation Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it deems appropriate, including the authority to request any officer, employee or adviser of the Company to meet with the Compensation Committee or any advisers engaged by the Compensation Committee. In addition to the foregoing and other authority expressly delegated to the Compensation Committee in the charter, the Compensation Committee may also exercise any other powers and carry out any other responsibilities consistent with the charter, the purposes of the Compensation Committee, the Company’s Bylaws and applicable NYSE Rules.

The current members of our Compensation Committee are Jorge Del Calvo, Emmanuel Hernandez and Susan Heystee, with Susan Heystee serving as chair. Each member of our Compensation Committee meets the requirements for independence under the current NYSE Rules, including the NYSE Rules applicable to compensation committee membership. Each member of our Compensation Committee is also a non-employee director, as defined in Section 16b-3 of the Exchange Act.

The Compensation Committee met four times during the fiscal year ended December 31, 2021.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is responsible for, among other matters:

•	identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;

•	recommending to our Board the nominees for election to our Board at annual meetings of stockholders;

•	overseeing an annual evaluation of the Board and its committees;

•	overseeing succession planning for the Chief Executive Officer and other executive officer roles; and

•	developing and recommending to our Board a set of corporate governance guidelines and overseeing other corporate governance matters.

The Nominating and Corporate Governance Committee charter is available on our website at www.ouster.com. Our Nominating and Corporate Governance Committee consists of Jorge del Calvo, Sundari Mitra and Karin Rådström, with Jorge del Calvo serving as chair. Each member of our Nominating and Corporate Governance Committee meets the requirements for independence under the current NYSE Rules. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders.

The Nominating and Corporate Governance Committee met ten times during the fiscal year ended December 31, 2021.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis (“CD&A”) set forth below, we provide an overview and analysis of the compensation awarded to or earned by our named executive officers identified in the Summary Compensation Table below during fiscal 2021, including the elements of our compensation program for named executive officers, material compensation decisions made under that program for fiscal 2021 and the material factors considered in making these decisions. Our named executive officers for the year ended December 31, 2021, which consist of our principal executive officer, our principal financial officer and our three most other highly compensated executive officers for fiscal year 2021 (collectively, the “named executive officers”) are:

•	Angus Pacala, who serves as Chief Executive Officer and is our principal executive officer;

•	Anna Brunelle, who serves as Chief Financial Officer and is our principal financial officer;

•	Darien Spencer, who serves as Executive Vice President of Global Operations;

•	Nathan Dickerman, who serves as President of Field Operations; and

•	Adam Dolinko, who serves as General Counsel.

This section also describes the actions and decisions of the compensation committee of our board of directors as it relates to fiscal 2021 compensation decisions that were made on and following March 11, 2021, the date the business combination among Ouster, Inc. (“Old Ouster”), Colonnade Acquisition Corp. and Beam Merger Sub Inc. (the “Business Combination”) was completed. This section also describes the actions and decisions of the board of directors of Old Ouster as it relates to fiscal 2021 compensation decisions that were made prior to March 11, 2021.

Details of our Compensation Program

Compensation Philosophy, Objectives and Rewards

Our executive compensation program has been designed to attract, motivate and retain results-oriented talent deemed essential to ensure our success. The program seeks to align executive compensation with our short- and long-term objectives, business strategy and financial performance. Our compensation objectives are designed to support these goals by:

•	Tying realized compensation with the success of Ouster

•	Rewarding individual contribution

•	Providing future oriented incentives

•	Striking an appropriate balance between internal equity and external competitiveness

Our compensation committee works with Pay Governance, the compensation committee’s compensation consultant, to formalize our compensation philosophy and implement compensation arrangements that reflect that philosophy.

Determination of Compensation

During fiscal 2021, Old Ouster’s board of directors made compensation decisions with respect to our named executive officers prior to March 11, 2021 and our compensation committee made compensation decisions with respect to our named executive officers on and after March 11, 2021. In each case the board of directors and compensation committee took into account recommendations from Pay Governance, its compensation consultant, and, other than with respect to his own compensation, our chief executive officer.

Role of Compensation Consultant in Determining Executive Compensation

When making compensation decisions in fiscal 2021, Old Ouster’s board of directors and our compensation committee considered advice and data provided by Pay Governance and reviewed compensation data from the public filings for the following companies:

Chargepoint Holdings Inc.	Luminar Technologies, Inc.

SiTime Corporation	Romeo Power, Inc.

CEVA, Inc.	Aeva Technologies, Inc.

Velodyne Lidar, Inc.	AEye, Inc.

PDF Solutions, Inc.	Canoo Inc.

FuelCell Energy, Inc.	EOS Energy

Veritone, Inc.	Fisker Inc.

ShotSpotter, Inc.	QuantumScape Corporation

Kopin Corporation	Virgin Galactic Holdings, Inc.

908 Devices Inc.	Atomera Incorporated

XL Fleet Corp.

Our compensation committee reviewed our named executive officer compensation against this peer group to ensure that our named executive officer compensation is competitive and sufficient to recruit and retain our named executive officers. While the compensation committee considered this data in evaluating named executive officer compensation, we did not seek to benchmark our named executive officer compensation to any particular level.

Our compensation committee expects to periodically review and update this peer group and to utilize Pay Governance for benchmarking and peer group analysis in determining and developing compensation packages for our named executive officers.

Role of Executive Officers in Determining Executive Compensation

Our chief executive officer and chief technology officer, each of whom is our co-founder, made recommendations to the Old Ouster board of directors and to our compensation committee to assist in determining fiscal 2021 compensation levels, other than with respect to his own compensation. While the Old Ouster board of directors and our compensation committee utilized this information, the ultimate decisions regarding fiscal 2021 executive compensation were made by the Old Ouster board of directors and our compensation committee as applicable.

Elements of Our Executive Compensation Program

For fiscal 2021, our executive compensation program consisted of the following elements, each established as part of our program in order to achieve the compensation objective specified below:

Compensation Element	Compensation Objectives Designed to be Achieved and Key Features

Base Salary	Base salary attracts and retains talented executives, recognizes individual roles and responsibilities and provides stable income

Cash-Based Incentive Compensation	Directly ties pay to key financial metric, which we believe will lead to sustained value for all stakeholders over the long-term.

Compensation Element	Compensation Objectives Designed to be Achieved and Key Features

Equity-Based Compensation	Equity-based compensation, provided in the form of stock options and restricted stock units, reinforces the importance of a long-term, ownership orientation, creates alignment with our stockholders, and promotes retention. Equity-based compensation is the most significant portion of compensation for our executives.

Severance and Other Benefits Potentially Payable upon Termination of Employment or Change in Control	Provides our executives security to focus on executing our strategies.

Retirement, Health and Welfare Benefits	Rounds out a competitive compensation package and aids in retaining our executives.

We do not currently have, and we do not expect to have, formal policies relating to the allocation of total compensation among the various elements of our compensation program.

Base Salaries

The base salaries of our named executive officers are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities. Base salary is a visible and stable fixed component of our compensation program. Base salaries for our named executive officers were initially established through arms-length negotiation at the time an executive was hired. Our compensation committee reviews the annual base salaries of each of our named executive officers periodically, referring to the 50th percentile of similar positions at our peer group of companies or, if no similar positions are included in our peer group of companies, general market surveys when adjusting annual base salaries.

The following table sets forth the base salaries of our named executive officers for fiscal 2021:

Named Executive Officer	Fiscal 2021 Base Salary
Angus Pacala	$180,000
Anna Brunelle	$325,000
Darien Spencer	$310,000
Nathan Dickerman	$325,000
Adam Dolinko	$325,000

Cash-Based Incentive Compensation

We consider annual cash incentive bonuses to be an important component of our total compensation program and provide incentives necessary to retain and motivate named executive officers other than our chief executive officer, for whom historically we have relied on equity compensation, and our president of field operations, who participates in a sales incentive compensation plan. Other than our chief executive officer and president of field operations, each named executive officer is eligible to receive an annual performance-based cash bonus based on a specified target annual bonus award amount, expressed as a percentage of the named executive officer’s base salary. Our president of field operations participates in a sales incentive plan that provides him the opportunity to earn up to 100% of his annual base salary. In fiscal 2021, our named executive officers participated in our annual cash incentive bonus program at the following target percentages of base salary:

Named Executive Officer	Target Percentage
Anna Brunelle	31.00%
Darien Spencer	30.00%
Nathan Dickerman	100.00%

Mr. Dolinko commenced employment with us in December 2021 and his target annual bonus opportunity was established at 30% of his base salary commencing in 2022. Mr. Dolinko did not participate in our annual cash incentive bonus program for 2021. For 2022, we have adopted a similar annual performance-based cash bonus program for Ms. Brunelle and Messrs. Spencer and Dolinko and a similar sales incentive compensation plan for Mr. Dickerman.

For 2021, our annual cash incentive bonus program provided Ms. Brunelle and Mr. Spencer an opportunity to earn their full target bonus opportunity based on the achievement of annual gross revenue of $34 million. The formula for determining the amount of an executive’s target bonus opportunity earned was as follows:

(actual revenue-$26 million) / $8 million

No bonus would be payable to our named executive officers in the event actual revenue was less than $26 million, and bonuses were capped at 100% of each named executive officer’s target bonus opportunity.

In early 2022, our compensation committee determined that our actual revenue for 2021 was $33.48 million, or 93.5% of target, and Ms. Brunelle and Mr. Spencer earned $94,194 and $86,949, respectively, for their 2021 performance-based cash bonuses.

Mr. Dickerman participated in a sales incentive compensation plan that was targeted at 100% of his annual base salary, and included a guaranteed minimum amount of $81,250 for fiscal quarter 2, the quarter Mr. Dickerman commenced employment with us. Mr. Dickerman’s sales incentive opportunity was 40% based on the achievement of quarterly bookings quotas and 60% based on the achievement of quarterly revenue quotas. In addition, Mr. Dickerman had the opportunity to earn up to an additional $150,000 based on the achievement of strategic objectives. The quarterly revenue quotas for fiscal quarters 2, 3 and 4 were $7.8 million, $9.2 million and $10.5 million, respectively. The bookings goals and strategic objectives are intended to be difficult to achieve and require above what we believe to be average performance to meet the goal or objective at target. However, because each of the bookings goals and strategic objectives is related to our business strategy and is highly confidential, we do not publicly disclose them, as we believe their disclosure would provide our competitors, customers and other third-parties with significant insights regarding our confidential business strategies that could cause us substantial harm.

In early 2022, our compensation committee determined the following achievement under Mr. Dickerman’s sales incentive compensation plan:

Category
	Fiscal 2021	Total

Bookings Goal	93%	$57,103

Revenue Goal	99%	$91,665

Guaranteed Minimum	-	$81,250

Strategic Objectives		$25,697

		$255,715

For 2022, we have adopted a similar annual performance-based cash bonus program for Ms. Brunelle and Messrs. Spencer and Dolinko and a similar sales incentive compensation plan for Mr. Dickerman.

In late 2020, Old Ouster’s board of directors approved a special one-time merit bonus opportunity for Ms. Brunelle and Mr. Spencer that paid them $150,000 and $75,000, respectively, in the event of the completion of an equity financing, or series of equity financings, providing net proceeds to Old Ouster of at least $50 million or the closing of a change in control, in each case, prior to June 30, 2021. Each of Ms. Brunelle and Mr. Spencer earned the merit bonus upon the closing of our Business Combination.

In addition to our formal cash incentive programs, our compensation committee may approve discretionary bonuses to be paid to our named executive officers from time to time, when it determines it to be appropriate to reward performance or incentivize future results.

Equity-Based Compensation

We view equity-based compensation as a critical component of our balanced total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns interest of executives with those of our shareholders. We do not currently have any formal policy for determining the number of equity-based awards to grant to named executive officers, though our compensation committee does reference the 50th and 75th percentiles of our peer group of companies when approving annual equity awards.

During 2021, we did not make an equity grant to Mr. Pacala in light of significant options that were granted to him in 2020.

In connection with the consummation of our Business Combination, our compensation committee accelerated the vesting of 50% and 25%, respectively, of the shares of restricted stock held by Ms. Brunelle and Mr. Spencer in light of their significant efforts towards the completion of the Business Combination. Also, in light of their efforts towards our Business Combination, our compensation committee awarded Ms. Brunelle and Mr. Spencer 136,480 and 109,679 restricted stock units, respectively. Each award vests as to 25% of the number of restricted stock units on March 15, 2022 and as to 1/16th of the number of restricted stock units on each quarterly anniversary thereafter, subject to continued service to us.

In connection with Mr. Dickerman’s commencement of employment with us, in May 2021, our compensation committee granted Mr. Dickerman an option to purchase 645,797 shares of our common stock and 645,797 restricted stock units. The option vests as to 25% of the shares underlying the option on the first anniversary of his commencement of employment with us, April 12, 2021, and as to 1/48th of the shares underlying the option on each monthly anniversary thereafter, subject to continued service to us through the vesting date. The restricted stock unit award vests as to 25% of the restricted stock units on the first anniversary of June 11, 2021 and as to 1/16th of the restricted stock units on each quarterly anniversary thereafter, subject to continued service to us through the vesting date. The size of Mr. Dickerman’s equity award was determined by the compensation committee in consultation with Pay Governance and Mr. Pacala and as the result of arms-length negotiations with Mr. Dickerman.

In connection with Mr. Dolinko’s commencement of employment with us, in December 2021, our compensation committee granted Mr. Dolinko 608,696 restricted stock units. The restricted stock unit award vests as to 25% of the restricted stock units on the first anniversary of December 11, 2021 and as to 1/16th of the restricted stock units on each quarterly anniversary thereafter, subject to continued service to us through the vesting date. The size of Mr. Dolinko’s equity award was determined by the compensation committee in consultation with Pay Governance and Mr. Pacala, and as the result of arms-length negotiations with Mr. Dolinko.

Retirement Savings and Health and Welfare Benefits

We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. We match 4% of a participant’s annual eligible contribution to the 401(k) plan, up to the IRS limit. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans. These health and welfare plans include medical, dental and vision benefits; short- and long-term disability insurance; and supplemental life and AD&D insurance.

Perquisites and Other Personal Benefits

We determine perquisites on a case-by-case basis and will provide a perquisite to a named executive officer when we believe it is necessary to attract or retain the named executive officer. Ouster did not provide any perquisites or personal benefits to our named executive officers not otherwise made available to other employees in 2021, except that we forgave the 50% of the principal and interest due on promissory notes held by Ms. Brunelle and Mr. Spencer.

Employment and Severance Arrangements

Old Ouster previously entered into an employment offer letter agreements with Messrs. Pacala and Spencer, and Ms. Brunelle. We entered into employment agreements with Messrs. Dickerman and Dolinko in connection with their commencement of employment with us. These agreements set forth the terms and conditions of employment of each named executive officer, including initial base salary, target bonus opportunity (if any), and initial equity grants and employee benefits eligibility. The offer letters entered into with Messrs. Pacala and Spencer do not provide for severance or other payments in connection with a termination of employment or change in control of the Company.

Ms. Brunelle’s offer letter provides that in the event her employment with us is terminated by us without cause or she resigns for good reason prior to a change of control (each as defined in her offer letter), subject to the execution a general release of claims, Ms. Brunelle is entitled to a severance payment equal to the sum of: (i) six months of her then current annual base salary and (ii) any earned and accrued bonus (or any portion thereof), payable in a lump sum.

In addition, in the event Ms. Brunelle remains continuously employed by us through the closing of a change in control, the vesting and exercisability of her unvested option shall accelerate in respect of 50% of the unvested shares subject to the option. In the event her employment with the Company is terminated by us without cause or she resigns for good reason (each, as defined below), in each case within the ninety-day period immediately before or twelve-month period immediately following the closing of a change in control, subject to the execution of a general release of claims, then the vesting and exercisability of her options granted in May 2020 shall accelerate in respect of 100% of the unvested shares subject to the option.

In the event Ms. Brunelle’s employment with us is terminated by us without cause or she resigns for good reason in each case within the twelve month period immediately following the closing of a change of control, subject to the execution of a general release of claims, Ms. Brunelle is entitled to a severance payment equal to the sum of: (i) twelve months of her then current annual base salary; (ii) any earned and accrued bonus; and (iii) an amount equal to twelve months of health insurance premiums, payable in a lump sum.

Under Mr. Dickerman’s employment agreement, in the event we terminate his employment with us without cause or he resigns for good reason more than 90 days prior to a change in control, then, subject to the execution of a general release of claims, Mr. Dickerman is entitled to receive a severance payment equal to six months’ base salary and COBRA reimbursement for six months. In the event we terminate his employment with us without cause or he resigns for good reason within the period beginning 90 days prior to a change in control and ending on the first anniversary of the change in control, then, subject to the execution of a general release of claims and in lieu of the foregoing severance benefits, Mr. Dickerman is entitled to receive 12 months base salary, 12 months COBRA reimbursement and full vesting acceleration of his outstanding equity awards.

Under Mr. Dolinko’s employment agreement, in the event we terminate his employment with us without cause or he resigns for good reason within the period beginning 90 days prior to a change in control and anytime after a change in control, then, subject to the execution of a general release of claims, Mr. Dolinko is entitled to the full vesting acceleration of his outstanding equity awards.

Tax Considerations

As a general matter, our compensation committee reviews and considers the various tax and accounting implications of compensation programs we utilize.

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

2021 Summary Compensation Table

The following table contains information about the compensation earned by each of our named executive officers during our most recently completed fiscal year ended December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total

Angus Pacala	2021	120,125	-	-	-	-	4,904	125,029

Chief Executive Officer	2020	70,333	-	-	12,840,820	-	2,735	12,913,888

	2019	120,000	-	-	-	-	4,800	124,800

Anna Brunelle	2021	323,202	-	1,637,760	-	244,194	159,909	2,365,065

Chief Financial Officer	2020	219,277	-	-	2,384,581		4,431	2,608,289

Darien Spencer	2021	286,828	-	1,316,148	-	161,949	119,976	1,884,901

Executive Vice President of Global Operations

Nathan Dickerman (4)	2021	234,462	-	6,619,419	3,803,744	255,715	10,275	10,903,209

President of Field Operations

Adam Dolinko (5)	2021	28,629	-	3,974,785	-	-	1,150	4,004,564

General Counsel
(1)

Amounts reflect the full grant-date fair value of stock awards and stock options granted during fiscal 2021 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards and option awards made to named executive officers in Note 12 of our financial statements included in this Form 10-K.

(2)

$150,000 and $75,000 of the amounts reported for Ms. Brunelle and Mr. Spencer, respectively, constitute merit bonuses earned by each named executive officer upon the closing the merger of our company with a subsidiary of Colonnade Acquisition Corp. $94,194 and $86,949 of the amounts reported for Ms. Brunelle and Mr. Spencer, respectively, constitute annual performance-based cash bonuses earned based on our achievement of revenue goals. The full amount reported for Mr. Dickerman constitutes sales incentive compensation earned under his sales incentive compensation plan.

(3)

$146,664 and $107,495 of the amounts reported for Ms. Brunelle and Mr. Spencer constitute forgiven principal and interest of promissory notes. All other amounts reported constitute 401(k) plan matching contributions.

(4)	Mr. Dickerman commenced employment with us as President of Field Operations in April 2021.

(5)	Mr. Dolinko commenced employment with us as our General Counsel in December 2021.

Grants of Plan-Based Awards in Fiscal 2021

The following table provides supplemental information relating to grants of plan-based awards made during fiscal 2021 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards occurring during fiscal 2021.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)

Anna Brunelle			100,750	100,750

	3/11/2021 (2)				136,480			1,637,760

Darien Spencer			93,000	93,000

	3/11/2021 (2)				109,679			1,316,148

Nathan Dickerman			243,750	515,625

	5/7/2021 (3)					645,797	10.26	3,803,744

	5/7/2021 (2)				645,797			6,619,419

Adam Dolinko	12/1/2021 (2)				608,696			3,974,785
(1)

Constitutes target and maximum amount payable under our annual performance-based cash bonus program for Ms. Brunelle and Mr. Spencer and our sales incentive compensation plan for Mr. Dickerman. Payments under our annual performance-based cash bonus program are capped at 100% of target. The sales incentive compensation plan for Mr. Dickerman provides the opportunity to earn up to 150% of target for overachievement of his bookings and revenue goals and up to $150,000 in excess of target for the achievement of strategic objectives.

(2)

25% of the restricted stock units vest on the first anniversary of the vesting commencement date, and 1/16th of the restricted stock units vest on each quarterly anniversary of the vesting commencement date thereafter, in each case, subject to the named executive officer’s continued service to the Company through the vesting date. In the event the named executive officer’s employment is terminated by the Company without cause or the named executive officer resigns for good reason, in each case, within the ninety-day period immediately before or twelve-month period immediately following a change of control, the vesting of 100% of the restricted stock units will fully vest.

(3)

25% of the shares underlying the option vests and becomes exercisable on the first anniversary of the vesting commencement date and 1/48th of the shares underlying the option vests and becomes exercisable on each monthly anniversary of the vesting commencement date thereafter, in each case, subject to the named executive officer’s continued service to the Company through the vesting date. In the event the named executive officer’s employment is terminated by the Company without cause or the named executive officer resigns for good reason, in each case, within the ninety-day period immediately before or twelve-month period immediately following a change of control, the vesting of 100% of the unvested shares will fully vest.

Outstanding Equity Awards at Fiscal Year-End 2021

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2021.

Name		Option Awards				Stock Awards
	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(8)

Angus Pacala	10/2/2020 (1)	4,359,767		0.21	10/1/2030

	10/2/2020 (2)	1,271,598	3,088,169	1.42	10/1/2030

Anna Brunelle	3/15/2021 (3)					136,480	709,696

	5/20/2020 (4)					143,082	713,979

Darien Spencer	3/15/2021 (3)					109,679	570,331

	5/23/2019 (5)					6,850	34,354

	7/1/2020 (5)					76,774	385,031

	5/23/2019 (5)					2,195	11,008

	5/23/2019 (6)					4,289	21,388

	7/1/2020 (6)					48,193	240,323

Nathan Dickerman	4/12/2021 (7)		645,797	10.26	5/6/2031

	6/11/2021 (3)					645,797	3,358,144

Adam Dolinko	12/11/2021 (3)					608,696	3,165,219
(1)

1/48th of the shares originally subject to the option vest on each one-month anniversary of the vesting commencement date, subject to continued service with us through the applicable vesting date and the option will vest as to 50% of the unvested shares underlying the option upon a change in control and, following the change in control, the remaining unvested shares underlying the option will vest in substantially equal monthly installments through the end of the original vesting schedule. In the event executive’s employment with the Company is terminated by the Company without cause or the executive resigns for good reason, in each case, on or after a change in control, any then unvested shares will become fully vested. The options may be exercised by the executive prior to vesting, with any unvested shares subject to repurchase by us at the original exercise price in the event of a termination of the executive’s employment.

(2)

1/48th of the shares originally subject to the option vest on each one-month anniversary of the vesting commencement date, subject to continued service with us through the applicable vesting date and each option will vest as to 50% of the unvested shares underlying the option upon a change in control and, following the change in control, the remaining unvested shares underlying the option will vest in substantially equal monthly installments through the end of the original vesting schedule. In the event executive’s employment with the Company is terminated by the Company without cause or the executive resigns for good reason, in each case, on or after a change in control, any then unvested shares will become fully vested.

(3)

25% of the restricted stock units vest on the first anniversary of the vesting commencement date, and 1/16th of the restricted stock units vest on each quarterly anniversary of the vesting commencement date thereafter, in each case, subject to the named executive officer’s continued service to the Company through the vesting date. In the event the named executive officer’s employment is terminated by the Company without cause or the named executive officer resigns for good reason, in each case, within the ninety day period immediately before or twelve month period immediately following a change of control, the vesting of 100% of the restricted stock units will fully vest.

(4)

Represents shares of restricted stock acquired upon exercise of a stock option prior to exercise. The unvested shares are subject to repurchase by us at the original exercise price of $0.15 per share upon a termination of the named executive officer’s employment. The shares vest in substantially equal monthly installments through the fourth anniversary of the vesting commencement date, subject to continued service through the vesting date. The vesting of 50% of the unvested shares accelerate upon a change in control. In the event the named executive officer’s employment is terminated by the Company without cause or the named executive officer resigns for good reason, in each case, within the ninety-day period immediately before or twelve-month period immediately following a change of control, the vesting of 100% of the unvested shares will fully vest.

(5)

Represents shares of restricted stock acquired upon exercise of a stock option prior to exercise. The unvested shares are subject to repurchase by us at the original exercise price of $0.18 per share upon a termination of the named executive officer’s employment. The shares vest in substantially equal monthly installments through the fourth anniversary of the vesting commencement date, subject to continued service through the vesting date. In the event the named executive officer’s employment is terminated by the Company without cause or the named executive officer resigns for good reason, in each case, within the ninety-day period immediately before or twelve-month period immediately following a change of control, the vesting of 100% of the unvested shares will fully vest.

(6)

Represents shares of restricted stock acquired upon exercise of a stock option prior to exercise. The unvested shares are subject to repurchase by us at the original exercise price of $0.21 per share upon a termination of the named executive officer’s employment. The shares vest in substantially equal monthly installments through the fourth anniversary of the vesting commencement date, subject to continued service through the vesting date. In the event the named executive officer’s employment is terminated by the Company without cause or the named executive officer resigns for good reason, in each case, within the ninety-day period immediately before or twelve-month period immediately following a change of control, the vesting of 100% of the unvested shares will fully vest.

(7)

25% of the shares underlying the option vests and becomes exercisable on the first anniversary of the vesting commencement date and 1/48th of the shares underlying the option vests and becomes exercisable on each monthly anniversary of the vesting commencement date thereafter, in each case, subject to the named executive officer’s continued service to the Company through the vesting date. In the event the named executive officer’s employment is terminated by the Company without cause or the named executive officer resigns for good reason, in each case, within the ninety-day period immediately before or twelve-month period immediately following a change of control, the vesting of 100% of the unvested shares will fully vest.

(8)

Amounts calculated based on the $5.20 closing trading price of our common stock as of December 31, 2021. Amounts reported for shares acquired upon exercise of stock options prior to vesting are reported net of the exercise price paid by the named executive officer.

Option Exercises and Stock Vested in Fiscal 2021

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)

Anna Brunelle			1,220,889	13,150,498

Darien Spencer			348,154	3,718,208
(1)

Represents the value of shares of restricted stock acquired upon exercise of a stock option prior to exercise, calculated based on the closing trading price of our common stock on the vesting date less the exercise price paid for the shares.

Potential Payments Upon Termination or Change in Control

In this section, we describe payments that may be made to our named executive officers upon a change in control and to each of Ms. Brunelle, Mr. Dickerman and Mr. Dolinko upon certain terminations of employment, assuming the termination event occurred on the last day of fiscal 2021 (except as otherwise noted). Messrs. Pacala and Spencer were not entitled to severance upon a termination of employment in 2021.

Named Executive Officer	Type of Payment	Change in Control ($) (1)	Covered Termination Unrelated to a Change in Control (2)	Covered Termination in connection with a Change in Control (3)

Angus Pacala	Accelerated Vesting	27,083,242	-	-

Anna Brunelle	Base Salary		160,000	320,000

	Accrued Bonus		94,194	94,194

	COBRA Reimbursement			7,166

	Accelerated Vesting	1,423,675		1,423,675

	Total	1,423,675	254,194	1,845,035

Darien Spencer	Accelerated Vesting	1,262,435	-	-

Nathan Dickerman	Base Salary		162,500	325,000

	COBRA Reimbursement		3,583	7,166

	Accelerated Vesting	3,358,144		3,358,144

	Total	3,358,144	166,083	3,690,310

Adam Dolinko	Accelerated Vesting	3,165,219	-	3,165,219
(1)

Constitutes the value accelerated vesting that occurs automatically upon a change in control in the event equity awards are not assumed by an acquirer. The value of accelerated vesting was calculated by subtracting the exercise prices of options and the repurchase price of restricted stock from $5.20 per share, which was the closing trading price of our common stock on December 31, 2021. Options with exercise prices in excess of $5.20 per share were excluded. Ms. Brunelle is entitled to 50% accelerated vesting upon a change in control if equity awards are assumed.

(2)

Constitutes amounts that become payable to (a) Ms. Brunelle in the event that, on December 31, 2021, we had terminated her employment without cause or she had resigned for good reason prior to, or more than 12 months after, a change in control and (b) Mr. Dickerman and Mr. Dolinko in the event that, on December 31, 2021, we had terminated their employment without cause or they had resigned for good reason more than 90 days prior to or more than 12 months after a change in control. The value of accelerated vesting was calculated by subtracting the exercise prices of options and the repurchase price of restricted stock from $5.20 per share, which was the closing trading price of our common stock on December 31, 2021. Options with exercise prices in excess of $5.20 per share were excluded.

(3)

Constitutes amounts that become payable to (a) Ms. Brunelle in the event that, on December 31, 2021, we had terminated her employment without cause or she had resigned for good reason prior to, or more than 12 months after, a change in control and (b) Mr. Dickerman and Mr. Dolinko in the event that, on December 31, 2021, we had terminated their employment without cause or they had resigned for good reason more than 90 days prior to or more than 12 months after a change in control. The value of accelerated vesting was calculated by subtracting the exercise prices of options and the repurchase price of restricted stock from $5.20 per share, which was the closing trading price of our common stock on December 31, 2021. Options with exercise prices in excess of $5.20 per share were excluded.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2021, Emmanuel Hernandez, Sundari Mitra, Jorge del Calvo and Susan Heystee served on the Compensation Committee of the Board. During the year ended December 31, 2021, Susan Heystee served as Interim Chief Revenue Officer of the Company. Ms. Heystee did not serve on the Compensation Committee during the period that she served as Interim Chief Revenue Officer and the Board has determined Ms. Heystee to be independent for purposes of services on the Compensation Committee subsequent to her leaving the Interim Chief Revenue Officer role.

COMPENSATION COMMITTEE REPORT

The current Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Susan Heystee (Chair)

Jorge del Calvo

Emmanuel Hernandez

DIRECTOR COMPENSATION

For fiscal 2021, directors who were executives of the Company were not eligible to receive additional compensation for their services as directors.

We maintain the Non-Employee Director Compensation Program for our non-employee directors. Pursuant to the Non-Employee Director Compensation Program, as amended in 2021, our non-employee directors receive cash compensation as follows:

•	Each non-employee director receives an annual cash retainer in the amount of $40,000 per year.

•	Any chairperson of the board of directors receives an additional annual cash retainer in the amount of $51,250.

•	Any Lead Director receives an additional annual cash retainer in the amount of $25,000 per year.

•

The chairperson of the audit committee receives additional annual cash compensation in the amount of $20,000 per year for such chairperson’s service on the audit committee. Each non-chairperson member of the audit committee receives additional annual cash compensation in the amount of $10,000 per year for such member’s service on the audit committee.

•

The chairperson of the compensation committee receives additional annual cash compensation in the amount of $15,000 per year for such chairperson’s service on the compensation committee. Each non-chairperson member of the compensation committee receives additional annual cash compensation in the amount of $6,000 per year for such member’s service on the compensation committee.

•

The chairperson of the corporate governance committee receives additional annual cash compensation in the amount of $10,000 per year for such chairperson’s service on the corporate governance committee. Each non-chairperson member of the corporate governance committee receives additional annual cash compensation in the amount of $5,000 per year for such member’s service on the corporate governance committee.

•

Each non-employee director may also elect to receive all or part of his or her annual cash retainer in the form of restricted stock units under our 2021 Incentive Award Plan. Elections to convert all or a portion of the annual cash retainer into restricted stock units must generally be made on or prior to December 31 of the year prior to the year in which the annual cash retainer is scheduled to be paid, or such earlier deadline as established by our board of directors or compensation committee. Each individual who first becomes a non-employee director is permitted to elect to convert the annual cash retainer payments scheduled to be paid in the same calendar year into restricted stock units, provided that the election is made prior to the date the individual becomes a non-employee director. Restricted stock units granted in lieu of all or a portion of the annual cash retainer are fully vested on the date of grant, and have a grant date fair value equal to the amount of the applicable portion of the annual cash retainer.

Under the Non-Employee Director Compensation Program, upon the initial appointment or election of a non-employee director, the director will automatically be granted (a) an award of restricted stock units with respect to a number of shares of our common stock calculated by dividing (i) $300,000 by (ii) the fair market value of a share of our common stock as of the date of grant that vests in equal quarterly installments over three years and (b) an award of restricted stock units with respect to a number of shares of our common stock calculated by dividing (i) the product of $175,000 multiplied times a fraction, the numerator of which is the number of full months between the date of appointment or election and the scheduled date of our next annual stockholder meeting, and the denominator of which is 12, by (ii) the fair market value of a share our common stock as of the date of grant that vests in equal quarterly installments through the date of the next annual stockholders meeting. Additionally, on the date of each annual stockholders meeting, each non-employee director automatically will be granted an award of restricted stock units with respect to a number of shares of our common stock calculated by dividing (a) $175,000 by (b) the fair market value of our common stock as of the date of grant that vests in equal quarterly installments through the earlier of the first anniversary of the date of grant or the next annual stockholders meeting.

Additionally, the Non-Employee Director Compensation Program provides that non-employee directors may elect to defer all or part of the settlement of restricted stock units granted to them.

In the event of a change in control, all restricted stock units and other equity-based awards held by any non-employee director, will vest immediately prior to such change in control.

Director Compensation Table for Fiscal 2021

The following table contains information concerning the compensation of our non-employee directors in fiscal 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)

Jorge del Calvo	47,076	453,863	-	500,939

Emmanuel Hernandez	53,350	453,361	-	506,711

Susan Heystee	39,336	3,560,688	-	3,600,024

Sundari Mitra	44,995	454,184	-	499,179

Remy W. Trafelet.	40,417	-	-	40,417

Karin Rådström (2)	6,970	364,018	-	370,988

Carl Bass (3)	19,120	16,879,515	11,931,096	28,829,731
(1)

Amounts reflect the full grant-date fair value of stock awards and stock options granted during fiscal 2021 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards and option awards made to named executive officers in Note 12 of our financial statements included in this Form 10-K.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) and unvested stock awards held as of December 31, 2021 by each non-employee director who was serving as of December 31, 2021.

Name	Restricted Stock Units Outstanding at Fiscal Year End

Jorge del Calvo	43,876

Emmanuel Hernandez	44,714

Susan Heystee	356,498

Sundari Mitra	43,523

Remy W. Trafelet.	4,979

Karin Rådström	51,920
(2)	Ms. Rådström commenced service on our board of directors in October 2021.

(3)	Mr. Bass forfeited all of the restricted stock units, performance stock units and options granted to him in connection with his cessation of service on our board of directors in June 2021.

In connection with the consummation of the Business Combination in March 2021, each of Susan Heystee, Sundari Mitra, Jorge del Calvo and Emmanuel Hernandez were granted awards of 22,696 and 15,446 restricted stock units, which vest as to 1/12th and 1/4th, respectively, of the number of restricted stock units on each quarterly anniversary of the consummation of the Business Combination, subject to the holder’s continued service to us through the vesting date.

In connection with the commencement of her service on our board of directors in October 2021, Ms. Rådström was automatically granted awards of 41,667 and 9,073 restricted stock units, which vest as to 1/12th and 1/2, respectively, of the number of restricted stock units on each quarterly anniversary of the date of grant, subject to the holder’s continued service to us through the vesting date.

During 2021, Ms. Heystee was awarded 302,717 restricted stock units in connection with services she provided to us as an independent contractor serving as our interim chief revenue officer.

In February 2021, Old Ouster entered into an employment offer letter agreement with Carl Bass. Under the terms of his agreement, Mr. Bass served as senior advisor to Old Ouster and, following the consummation of the Business Combination, the chairman of our board of directors. Under the agreement, Mr. Bass received an annual base salary of $58,240. On March 11, 2021, Mr. Bass was granted three equity awards comprised of:

•

an award of 807,246 restricted stock units that vest as to 20% of the total number of restricted stock units subject to the award on each of the first five anniversaries of the date Mr. Bass commenced employment with Old Ouster, February 15, 2021 (the “Start Date”), subject to his continued employment through the applicable vesting date;

•

an option to purchase 1,614,492 shares of our common stock with an exercise price equal to $12, which was the fair market value of our common stock on the date of grant that vest as to 20% of the total number of shares of our common stock subject to the option on each of the first five anniversaries of the Start Date, subject to his continued employment through the applicable vesting date. Notwithstanding the vesting of the option, the option will not be exercisable unless and until the closing trading price per share of Ouster common stock equals or exceeds 130% of the exercise price per share of the option for 30 consecutive trading days (the “Stock Price Condition”) and if the Stock Price Condition is not met on or prior to the fifth anniversary of the date of grant, the option would terminate for no consideration; and

•

an award of 807,246 performance stock units that vest, subject to his continued employment through the applicable vesting date, as to 25% of the total number of performance stock units the first time the closing trading price per share of Ousters common stock exceeds the following per share stock price targets for at least 30 consecutive trading days on or after the following anniversaries of the date of grant:

○	$18 on or after the first anniversary of the date of grant,

○	$24 on or after the second anniversary of the date of grant,

○	$30 on or after the third anniversary of the date of grant and

○	$36 on or after the fourth anniversary of the date of grant; and

○	any performance stock units that have not vested as of the fifth anniversary of the date of grant will terminate for no consideration.

Mr. Bass forfeited all of his restricted stock units, performance stock units and options when he resigned from his service on our board of directors in June 2021.

Each of Mses. Heystee, Mitra and Rådström and Messrs. del Calvo and Hernandez and Remy Trafelet elected to receive all of her or his annual cash retainer in the form of restricted stock units. In addition, each of Mses. Mitra and Rådström and Messrs. del Calvo, Hernandez and Trafelet elected to defer all of the settlement of restricted stock units granted to them in accordance with the Non-Employee Director Compensation Program.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock for:

•	each person known by us to beneficially own more than 5% of our common stock;

•	each of our directors and director nominees;

•	each of our named executive officers; and

•	all of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder as described in this proxy statement is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 173,606,124 shares of common stock outstanding as of April 14, 2022.

Unless otherwise indicated, the address of all listed stockholders is 350 Treat Avenue, San Francisco, California 94110. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of beneficial owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

5% Stockholders (excl. Named Executive Officers and Directors)

Banyan Venture Holdings LLC(1)	25,572,646	14.8%

Cox Investment Holdings, Inc.(2)	12,065,871	7.0%

Tao Invest II LLC(3)	11,253,152	6.5%

The Vanguard Group(4)	10,634,089	6.2%

Named Executive Officers and Directors

Angus Pacala(5)	8,018,945	4.5%

Mark Frichtl(6)	5,980,590	3.4%

Adam Dolinko	-	*

Nathan Dickerman(7)	379,806	*

Darien Spencer(8)	1,144,254	*

Anna Brunelle(9)	1,395,275	*

Jorge Del Calvo(10)	-	*

Emmanuel Hernandez(11)	35,974	*

Susan Heystee(12)	441,609	*

Sundari Mitra(13)	-	*

Karin Rådström(14)	16,998	*

Remy W. Trafelet(15)	1,949,243	1.1%

All current executive officers and directors as a group (12 individuals)(16)	19,362,694	10.7%
*	Less than one percent.

1

Based on a Schedule 13G/A filed with the SEC on February 11, 2022. Consists of 25,572,646 shares over which Banyan Venture Holdings LLC has shared voting and dispositive power. Krishna Kantheti is the manager of Banyan Venture Holdings LLC. As a result, Mr. Kantheti may be deemed to beneficially own the shares held by Banyan Venture Holdings LLC. The address for Banyan Venture Holdings LLC and Mr. Kantheti is 500 108th Ave NE, Suite 1100, Bellevue, WA 98004.

2

Based on a Schedule 13G filed with the SEC on March 22, 2021. Cox Investment Holdings, Inc. (“Cox”) has sole voting and dispositive power over 12,065,871 shares of our common stock. The board of directors of Cox exercises voting and dispositive power with respect to these shares. The board of directors of Cox consists of Dallas S. Clement and Jennifer Hightower, neither of whom has individual voting or dispositive power with respect to the shares and each of whom disclaims any beneficial ownership of the shares. The trustees of the Cox Family Voting Trust u/a/d 7/26/13 (the “Cox Family Voting Trust”), consisting of James C. Kennedy, Alexander C. Taylor and

John M. Dyer, are responsible for appointing all of the members of the board of directors of Cox. Because the board of directors of Cox exercises voting and dispositive power with respect to the shares, each of the foregoing individuals disclaims any beneficial ownership of the shares held by Cox. The address for Cox is 6205-A Peachtree Dunwoody Road, Atlanta, GA 30328.

3

Based on a Schedule 13G filed with the SEC on February 14, 2022. Tao Invest II LLC (“Tao Invest”) has shared voting and dispositive power over 11,253,152 shares of our common stock. The manager of Tao Invest is Tao Capital Management LP (“LP”). The business address of Tao Invest and LP is One Letterman Drive, Suite C4-420, San Francisco, California 94129.

4

Based on a Schedule 13G filed with the SEC on February 10, 2022. The Vanguard Group has shared voting power over 257,926 shares, sole dispositive power over 10,349,874 shares and shared dispositive power over 284,215 shares of our common stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

5	Consists of 4,385,807 shares of common stock and 3,633,138 shares of common stock issuable upon exercise of options exercisable as of or within 60 days of April 14, 2022.

6	Consists of 3,343,636 shares of common stock and 2,636,954 shares of common stock issuable upon exercise of options exercisable as of or within 60 days of April 14, 2022.

7

Consists of 188,357 shares of common stock issuable upon exercise of options exercisable as of or within 60 days of April 14, 2022 and 191,449 shares of common stock issuable upon vesting of restricted stock units that will vest as of or within 60 days of April 14, 2022.

8	Includes 1,121,338 shares of common stock held directly and 22,916 shares of common stock issuable upon vesting of restricted stock units that will vest as of or within 60 days of April 14, 2022.

9	Includes 1,395,275 shares of common stock held directly and 22,916 shares of common stock issuable upon vesting of restricted stock units that will vest as of or within 60 days of April 14, 2022.

10

Excludes 34,454 shares of common stock that have vested or will vest within 60 days of April 14, 2022 that the director has elected to defer settlement of and will not be settled as of or within 60 days of April 14, 2022.

11	Consists of 35,974 shares of common stock issuable upon deferred settlement of previously vested or to be vested awards of restricted stock units as of or within 60 days of April 14, 2022.

12	Consists of 439,718 shares of common stock and 1,891 shares of common stock issuable upon vesting of restricted stock units as of or within 60 days of April 14, 2022.

13

Excludes 33,351 shares of common stock that have vested or will vest within 60 days of April 14, 2022 that the director has elected to defer settlement of and will not be settled as of or within 60 days of April 14, 2022.

14	Consists of 16,998 shares of common stock.

15

Consists of 1,557,576 shares of common stock held directly and 391,667 shares of common stock held by the Remy W. Trafelet Revocable Trust. Excludes 8,388 shares of common stock that have vested or will vest within 60 days of April 14, 2022 that the director has elected to defer settlement of and will not be settled as of or within 60 days of April 14, 2022.

16

Consists of 12,652,015 shares of common stock and 6,710,679 shares of common stock issuable upon deferred settlement of previously vested awards of restricted stock units, vesting of restricted stock units or exercise of options exercisable, in each case which may occur as of or within 60 days of April 14, 2022. Excludes 76,193 shares of common stock that certain directors have elected to defer settlement of that will not be settled as of or within 60 days of April 14, 2022.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board has adopted a written Related Person Transaction Policy and Procedures, setting forth the policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which the post-combination company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers, directors or nominees to become a director;

•	any person who is known by the post-combination company to be the beneficial owner of more than 5% of our voting stock;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock; or

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 5% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its Audit Committee charter, the Audit Committee has the responsibility to review related party transactions.

TRANSACTIONS RELATED TO DIRECTORS, EQUITY HOLDERS AND EXECUTIVE OFFICERS

Other than our compensation arrangements with directors and executive officers described elsewhere in this Proxy Statement, the following are certain transactions since January 1, 2021, to which we were a party or will be a party, in which: (1) the amounts involved exceeded or will exceed $120,000, and (2) any of our directors, executive officers or holders of more than 5% of our common stock, or any member of the immediate family of the foregoing persons or entities, had or will have a direct or indirect material interest.

2021 Bridge Loan

On January 27, 2021, we issued the 2021 Note, pursuant to which the noteholders, each of whom was an investor in OTI (or an affiliate thereof), agreed to provide OTI an aggregate of $5 million of unsecured loans that carried a variable annual interest rate equal to LIBOR plus 8.5%. The 2021 Note, including the principal and any accrued and unpaid interest thereon, became due and was repaid in connection with the Business Combination. The 2021 Note contained customary events of default. We used the proceeds from the 2021 Note to help continue to fund our ongoing operations through the consummation of the Business Combination. Pursuant to a subordination agreement, the noteholders agreed, among other things, to subordinate their interests in the 2021 Note to Runway Growth Credit Fund, Inc.’s (“Runway”) interest in our loan agreement with Runway (the “Runway Loan Agreement”), including their right of payment under the 2021 Note until all of OTI’s obligations to Runway pursuant to the Runway Loan Agreement had been paid in full, except in the case of the consummation of the Business Combination.

The following table summarizes the aggregate principal amount of the 2021 Note issued to such related persons.

Name	Aggregate Principal Amount

Banyan Venture Holdings LLC	$1,895,542.84

Cox Investment Holdings, Inc.	$867,597.44

Tao Invest II LLC	$817,886.22

Sharing LLC Ouster Bridge PS	$802,219.65

Zachary Frankel	$545,830.28

GAC Acquisition LLC	$70,923.57

Loans to Executive Officers in Connection with Option Exercises

In October 2020, OTI entered into partial recourse promissory notes with certain of its executive officers, Anna Brunelle and Darien Spencer, and a former executive officer, Myra Pasek, in connection with the early exercise of stock options held by such executive officers and the remittance of applicable exercise prices. Pursuant to the terms of the partial recourse promissory notes, OTI loaned approximately $293,000 to Ms. Brunelle, approximately $215,000 to Mr. Spencer and approximately $123,000 to Ms. Pasek, respectively. Each note bore an annual compounded interest rate of 0.38%. The principal amounts of each note, together with all accrued but unpaid interest, were repaid upon the closing of the Business Combination.

Investors’ Rights Agreement

OTI was party to an Amended and Restated Investors’ Rights Agreement, dated as of April 9, 2020, which granted registration rights and information rights, among other things, to certain holders of its capital stock, including certain holders of 5% of its capital stock and entities affiliated with certain of its directors, as well as certain of its directors and executive officers. This agreement terminated upon the closing of the Business Combination.

Right of First Refusal and Co-Sale Agreement

OTI was party to an Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of April 3, 2020 (the “ROFR Agreement”), whereby OTI had the right to purchase shares of OTI capital stock which certain stockholders propose to sell to other parties. Certain holders of OTI capital stock, including certain holders of 5% of its capital stock and entities affiliated with certain of its directors, as well as certain of its directors and executive officers, had rights of first refusal and co-sale under the ROFR Agreement. This agreement terminated upon the closing of the Business Combination.

Voting Agreement

OTI was a party to an Amended and Restated Voting Agreement, dated as of April 3, 2020, pursuant to which certain holders of its capital stock, including certain holders of 5% of its capital stock and entities affiliated with certain of its directors, as well as certain of its directors and executive officers, had agreed to vote their shares of OTI Capital Stock on certain matters, including with respect to the election of directors. This agreement terminated upon the closing of the Business Combination.

Registration Rights

On March 11, 2021, in connection with the consummation of the Business Combination, Ouster, Colonnade Sponsor LLC (the “Sponsor”), Colonnade WPB LLC (the “Sponsor PIPE Purchaser”), certain members of the Sponsor and the Sponsor PIPE Purchaser and certain former stockholders of OTI entered into the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). Such parties have registration rights to require the Company to register a sale of any of our securities held by them pursuant to a registration rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Indemnification Agreements

We have entered into, and plan on entering into, indemnification agreements with each of our directors and executive officers.

OTHER MATTERS

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors, our principal accounting officer and persons who beneficially own more than 10% of our common stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2021 filed with the SEC and on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers, principal accounting officer and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the year ended December 31, 2021 other than two Form 4s reporting seven late transactions for Susan Heystee, one Form 4 reporting four late transactions for Jorge del Calvo, one Form 4 reporting four late transactions for Emmanuel Hernandez, one Form 4 reporting one late transaction for Karin Rådström, one Form 4 reporting four late transactions for Sundari Mitra, one Form 4 reporting four late transactions for Remy Trafelet, and one Form 4 reporting one late transaction for Nathan Dickerman which were inadvertently late due to administrative error.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2021, Emmanuel Hernandez, Sundari Mitra, Jorge del Calvo and Susan Heystee served on the Compensation Committee of the Board. During the year ended December 31, 2021, Susan Heystee served as Interim Chief Revenue Officer of the Company. Ms. Heystee did not serve on the Compensation Committee during the period that she served as Interim Chief Revenue Officer and the Board has determined Ms. Heystee to be independent for purposes of services on the Compensation Committee subsequent to her leaving the Interim Chief Revenue Officer role.

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our offices at 350 Treat Avenue, San Francisco, California 94110 in writing not later than December 29, 2022 (which is 120 days prior to April 28, 2023, the one-year anniversary of the mailing of the Company’s 2022 definitive proxy statement).

Stockholders intending to present a proposal at the 2023 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2023 Annual Meeting of Stockholders no earlier than February 9, 2023 and no later than March 11, 2023. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 9, 2023, then our Secretary must receive such written notice not later than the 90th day prior to the 2023 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 10, 2023.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS AT THE ANNUAL MEETING

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2023 annual meeting. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

OUSTER’S ANNUAL REPORT ON FORM 10-K

A copy of Ouster’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including financial statements and schedules but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 14, 2022 without charge upon written request addressed to Ouster, Inc., Attention: Secretary, 350 Treat Avenue, San Francisco, California 94110. A reasonable fee will be charged for copies of exhibits. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 at www.ouster.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Adam Dolinko

General Counsel and Secretary

San Francisco, California

April 27, 2022

ANNEX

OUSTER, INC.

2022 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE 1

PURPOSE

The Plan’s purpose is to assist employees of the Company and its Designated Subsidiaries in acquiring a stock ownership interest in the Company, and to help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries.

The Plan consists of two components: the Section 423 Component and the Non-Section 423 Component. The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of Options under the Non-Section 423 Component, which need not qualify as Options granted pursuant to an “employee stock purchase plan” under Section 423 of the Code; such Options granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator and designed to achieve tax, securities laws or other objectives for Eligible Employees, Eligible Consultants and the Designated Subsidiaries in locations outside of the United States. Except as otherwise provided herein, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Administrator at or prior to the time of such Offering.

For purposes of this Plan, the Administrator may designate separate Offerings under the Plan, the terms of which need not be identical, in which Eligible Employees and Eligible Consultants will participate, even if the dates of the applicable Offering Period(s) in each such Offering is identical, provided that the terms of participation are the same within each separate Offering under the Section 423 Component as determined under Section 423 of the Code, provided, that no Eligible Consultants shall be permitted to participate in any Offering under the Section 423 Component. Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous Offerings under the Section 423 Component and the Non-Section 423 Component of the Plan.

ARTICLE 2

DEFINITIONS

As used in the Plan, the following words and phrases have the meanings specified below, unless the context clearly indicates otherwise:

2.1    “Administrator” means the Committee, or such individuals to which authority to administer the Plan has been delegated under Section 7.1 hereof.

2.2    “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.

2.3    “Board” means the Board of Directors of the Company.

2.4    “Code” means the U.S. Internal Revenue Code of 1986, as amended, and all regulations, guidance, compliance programs and other interpretative authority issued thereunder.

2.5    “Committee” means the Compensation Committee of the Board.

2.6    “Common Stock” means the common stock of the Company.

2.7    “Company” means Ouster, Inc., a Delaware corporation, or any successor.

2.8    “Compensation” of an Employee means the regular earnings or base salary paid to the Employee from the Company on each Payday as compensation for services to the Company or any Designated Subsidiary, before deduction for any salary deferral contributions made by the Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, shift differentials, vacation pay, salaried production schedule premiums, holiday pay, jury duty pay, funeral leave pay, paid time off, military pay, and prior week adjustments, but excluding bonuses, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and moving reimbursements, including tax gross ups and taxable mileage allowance, income received in connection with any stock options, restricted stock, restricted stock units or other compensatory equity awards and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit under any employee benefit plan now or hereafter established. Such Compensation shall be calculated before deduction of any income or employment tax withholdings, but shall be withheld from the Employee’s net income.

2.9    “Consultant” means any person, including any adviser, engaged by the Company or its parent or Designated Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.

2.10    “Designated Subsidiary” means each Subsidiary, including any Subsidiary in existence on the Effective Date and any Subsidiary formed or acquired following the Effective Date, that has been designated by the Board or Committee from time to time in its sole discretion as eligible to participate in the Plan, in accordance with Section 7.2 hereof, such designation to specify whether such participation is in the Section 423 Component or Non-Section 423 Component. A Designated Subsidiary may participate in either the Section 423 Component or Non-Section 423 Component, but not both, provided that a Subsidiary that, for U.S. tax purposes, is disregarded from the Company or any Subsidiary that participates in the Section 423 Component shall automatically constitute a Designated Subsidiary that participates in the Section 423 Component.

2.11    “Effective Date” means the later of the date the Board has adopts the Plan or the approval of the Plan by the Company’s stockholders.

2.12    “Eligible Consultant” means a Consultant designated by the Committee to participate in the Non-Section 423 Component. In no event shall a Consultant be eligible to participate in the Section 423 Component.

2.13    “Eligible Employee” means an Employee:

(a)    who is customarily scheduled to work at least 20 hours per week;

(b)    whose customary employment is more than five months in a calendar year; and

(c)     who, after the granting of the Option, would not be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.

For purposes of clause (c), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

Notwithstanding the foregoing, the Administrator may exclude from participation in the Section 423 Component as an Eligible Employee:

(x)    any Employee that is a “highly compensated employee” of the Company or any Designated Subsidiary (within the meaning of Section 414(q) of the Code), or that is such a “highly compensated employee” (A) with compensation above a specified level, (B) who is an officer or (C) who is subject to the disclosure requirements of Section 16(a) of the Exchange Act; or

(y)    any Employee who is a citizen or resident of a foreign jurisdiction (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (A) the grant of the Option is prohibited under the laws of the jurisdiction governing such Employee, or (B) compliance with the laws of the foreign jurisdiction would cause the Section 423 Component, any Offering thereunder or an Option granted thereunder to violate the requirements of Section 423 of the Code; provided that any exclusion in clauses (x) or (y) shall be applied in an identical manner under each Offering to all Employees of the Company and all Designated Subsidiaries, in accordance with Treas. Reg. § 1.423-2(e). Notwithstanding the foregoing, with respect to the Non-Section 423 Component, the first sentence in this definition shall apply in determining who is an “Eligible Employee,” except (a) the Administrator may limit eligibility further within the Company or a Designated Subsidiary so as to only designate some Employees of the Company or a Designated Subsidiary as Eligible Employees, and (b) to the extent the restrictions in the first sentence in this definition are not consistent with applicable local laws, the applicable local laws shall control.

2.14    “Employee” means any person who renders services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Designated Subsidiary and meeting the requirements of Treas. Reg. § 1.421-1(h)(2). Where the period of leave exceeds three months, or such other period specified in Treas. Reg. § 1.421-1(h)(2), and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treas. Reg. § 1.421-1(h)(2).

2.15    “Enrollment Date” means the first date of each Offering Period.

2.16    “Exercise Date” means the last day of each Purchase Period, except as provided in Section 5.2 hereof.

2.17    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(a)    If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange or Nasdaq Stock Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)    If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its

Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)    If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.19    “Grant Date” means the first day of an Offering Period.

2.20     “New Exercise Date” has the meaning set forth in Section 5.2(b) hereof.

2.21    “Non-Section 423 Component” means those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which Options may be granted to non-U.S. Eligible Employees and Eligible Consultants that need not satisfy the requirements for Options granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

2.22    “Offering” means an offer under the Plan of an Option that may be exercised during an Offering Period as further described in Section 4 hereof. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees of the Company or a Designated Subsidiary shall be deemed a separate Offering, even if the dates and other terms of the applicable Exercise Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treas. Reg. § 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 423 Component and an Offering thereunder together satisfy Treas. Reg. § 1.423-2(a)(2) and (a)(3).

2.23    “Offering Period” means each consecutive, overlapping twenty-four (24) month period commencing on such date(s) as determined by the Board or Committee, in its sole discretion, and with respect to which Options shall be granted to Participants. The duration and timing of Offering Periods may be established or changed by the Board or Committee at any time, in its sole discretion. Notwithstanding the foregoing, in no event may an Offering Period exceed twenty-seven (27) months.

2.24    “Option” means the right to purchase shares of Common Stock pursuant to the Plan during each Offering Period.

2.25    “Option Price” means the purchase price of a share of Common Stock hereunder as provided in Section 4.2 hereof.

2.26    “Parent” means any entity that is a parent corporation of the Company within the meaning of Section 424 of the Code.

2.27    “Participant” means any Eligible Employee who elects to participate in the Plan and any Eligible Consultant who elects to participate in the Non-Section 423 Component of the Plan.

2.28    “Payday” means the regular and recurring established day for payment of Compensation to an Employee of the Company or any Designated Subsidiary.

2.29    “Plan” means this 2021 Employee Stock Purchase Plan, including both the Section 423 Component and Non-Section 423 Component and any other sub-plans or appendices hereto, as amended from time to time.

2.30    “Plan Account” means a bookkeeping account established and maintained by the Company in the name of each Participant.

2.31    “Purchase Period” means each consecutive six (6) month period commencing on such date(s) as determined by the Board or Committee, in its sole discretion, within each Offering Period. The first Purchase Period of each Offering Period shall commence on the Grant Date and end with the next Exercise Date. The duration and timing of Purchase Periods may be established or changed by the Board or Committee at any time, in its sole discretion. Notwithstanding the foregoing, in no event may a Purchase Period exceed the duration of the Offering Period under which it is established.

2.32    “Section 409A” means Section 409A of the Code.

2.33    “Section 423 Component” means those Offerings under the Plan that are intended to meet the requirements under Section 423(b) of the Code.

2.34    “Subsidiary” means any entity that is a subsidiary corporation of the Company within the meaning of Section 424 of the Code. In addition, with respect to the Non-Section 423 Component, Subsidiary shall include any corporate or noncorporate entity in which the Company has a direct or indirect equity interest or significant business relationship.

2.35    “Treas. Reg.” means U.S. Department of the Treasury regulations.

2.36    “Withdrawal Election” has the meaning set forth in Section 6.1(a) hereof.

ARTICLE 3

PARTICIPATION

3.1    Eligibility.

(a)    Any Eligible Employee who is employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles 4 and 5 hereof, and, for the Section 423 Component, the limitations imposed by Section 423(b) of the Code. Any Eligible Consultant who is engaged by the Company or a Designated Subsidiary, including, without limitation, through a professional employer organization, on a given Enrollment Date for an Offering Period shall be eligible to participate in the Non-Section 423 Component of the Plan during such Offering Period, subject to the requirements of Article 4 and 5 hereof.

(b)    No Eligible Employee shall be granted an Option under the Section 423 Component which permits the Participant’s rights to purchase shares of Common Stock under the Plan, and to purchase stock under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to Section 423 of the Code, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. The limitation under this Section 3.1(b) shall be applied in accordance with Section 423(b)(8) of the Code. No Eligible Consultant shall be granted an Option under the Section 423 Component.

3.2    Election to Participate; Payroll Deductions

(a)    Except as provided in Sections 3.2(e) and 3.3 hereof, an Eligible Employee may become a Participant in the Plan only by means of payroll deduction. Each individual who is an Eligible Employee as of an Offering Period’s Enrollment Date may elect to participate in such Offering Period and the Plan by delivering to the Company a payroll deduction authorization no later than the period of time prior to the applicable Enrollment Date that is determined by the Administrator, in its sole discretion. Except as provided in Sections 3.2(e) and 3.3 hereof, an Eligible Consultant may become a Participant in the Non-Section 423 Component of the Plan only by means of a deduction from fees payable by the Company or a Designated Subsidiary to such Eligible Consultant. Each individual who is an Eligible Consultant as of an Offering Period’s Enrollment Date may elect to participate in the Non-Section 423 Component of such Offering Period and the Plan by delivering to the Company a fee deduction authorization no later than the period of time prior to the applicable Enrollment Date that is determined by the Administrator, in its sole discretion.

(b)    Subject to Section 3.1(b) hereof and except as may otherwise be determined by the Administrator, payroll deductions (i) shall equal at least 1% of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date, but not more than 15% of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date; and (ii) may be expressed either as (A) a whole number percentage, or (B) a fixed dollar amount. Amounts deducted from a Participant’s Compensation with respect to an Offering Period pursuant to this Section 3.2 shall be deducted each Payday through payroll deduction and credited to the Participant’s Plan Account; provided that for the first Offering Period under this Plan, payroll deductions shall not begin until such date determined by the Board or Committee, in its sole discretion.

(c)    Following at least one payroll or fee deduction, a Participant may decrease (to as low as zero) the amount deducted from such Participant’s Compensation only once during an Offering Period upon ten calendar days’ prior written notice to the Company. A Participant may not increase the amount deducted from such Participant’s Compensation during an Offering Period.

(d)    Upon the completion of an Offering Period, each Participant in such Offering Period shall automatically participate in the immediately following Offering Period at the same payroll or fee deduction percentage or fixed amount as in effect at the termination of such Offering Period, unless such Participant delivers to the Company a different election with respect to the successive Offering Period in accordance with Section 3.2(a) hereof, or unless such Participant becomes ineligible for participation in the Plan.

(e)    Notwithstanding any other provisions of the Plan to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll or fee deductions is prohibited, the Administrator may provide that an Eligible Employee may elect to participate through contributions to the Participant’s account under the Plan in a form acceptable to the Administrator in lieu of or in addition to payroll or fee deductions; provided, however, that, for any Offering under the Section 423 Component, the Administrator must determine that any alternative method of contribution is applied on an equal and uniform basis to all Eligible Employees in the Offering.

3.3    Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treas. Reg. § 1.421-1(h)(2), a Participant may continue participation in the Plan by making cash payments to the Company on the Participant’s normal payday equal to the Participant’s authorized payroll deduction.

ARTICLE 4

PURCHASE OF SHARES

4.1    Grant of Option. The Company may make one or more Offerings under the Plan, which may be successive or overlapping with one another, until the earlier of: (i) the date on which the Shares available under the Plan have been sold or (ii) the date on which the Plan is suspended or terminates. The Administrator shall designate the terms and conditions of each Offering in writing, including without limitation, the Offering Period and the Purchase Periods. Each Participant shall be granted an Option with respect to an Offering Period on the applicable Grant Date. Subject to the limitations of Section 3.1(b) hereof, the number of shares of Common Stock subject to a Participant’s Option shall be determined by dividing (a) such Participant’s payroll deductions accumulated prior to an Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by (b) the applicable Option Price; provided that in no event shall a Participant be permitted to purchase during each Offering Period more than 100,000 shares of Common Stock (subject to any adjustment pursuant to Section 5.2 hereof). The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a Participant may purchase during such future Offering Periods. Each Option shall expire on the last Exercise Date for the applicable Offering Period immediately after the automatic exercise of the Option in accordance with Section 4.3 hereof, unless such Option terminates earlier in accordance with Article 6 hereof.

4.2    Option Price. The “Option Price” per share of Common Stock to be paid by a Participant upon exercise of the Participant’s Option on an Exercise Date for an Offering Period shall equal 85% of the lesser of the Fair Market Value of a share of Common Stock on (a) the applicable Grant Date and (b) the applicable Exercise Date, or such other price designated by the Administrator; provided that in no event shall the Option Price per share of Common Stock be less than the par value per share of the Common Stock.

4.3    Purchase of Shares.

(a)    On each Exercise Date for an Offering Period, each Participant shall automatically and without any action on such Participant’s part be deemed to have exercised the Participant’s Option to purchase at the applicable per share Option Price the largest number of whole shares of Common Stock which can be purchased with the amount in the Participant’s Plan Account. Any balance less than the per share Option Price that is remaining in the Participant’s Plan Account (after exercise of such Participant’s Option) as of the Exercise Date shall be carried forward to the next Purchase Period or Offering Period, unless the Participant has elected to withdraw from the Plan pursuant to Section 6.1 hereof or, pursuant to Section 6.2 hereof, such Participant has ceased to be an Eligible Employee or Eligible Consultant. Any balance not carried forward to the next Purchase Period or Offering Period in accordance with the prior sentence promptly shall be refunded to the applicable Participant. In no event shall an amount greater than or equal to the per share Option Price as of an Exercise Date be carried forward to the next Purchase Period or Offering Period.

(b)    As soon as practicable following each Exercise Date, the number of shares of Common Stock purchased by such Participant pursuant to Section 4.3(a) hereof shall be delivered (either in share certificate or book entry form), in the Company’s sole discretion, to either (i) the Participant or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. If the Company is required to obtain from any commission or agency authority to issue any such shares of Common Stock, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to the Participant such Participant’s Plan Account balance, without interest thereon.

4.4    Automatic Termination of Offering Period. If the Fair Market Value of a share of Common Stock on any Exercise Date (except the final scheduled Exercise Date of any Offering Period) is lower than the Fair Market Value of a share of Common Stock on the Grant Date for an Offering Period, then such Offering Period shall terminate on such Exercise Date after the automatic exercise of the Option in accordance with Section 4.3 hereof, and each Participant shall automatically be enrolled in the Offering Period that commences immediately following such Exercise Date and such Participant’s payroll deduction authorization shall remain in effect for such Offering Period.

4.5    Transferability of Rights. An Option granted under the Plan shall not be transferable, other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. No option or interest or right to the Option shall be available to pay off any debts, contracts or engagements of the Participant or the Participant’s successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the Option shall have no effect.

ARTICLE 5

PROVISIONS RELATING TO COMMON STOCK

5.1    Common Stock Reserved. Subject to adjustment as provided in Section 5.2 hereof, the maximum number of shares of Common Stock that shall be made available for sale under the Plan shall be 6,950,000 shares. Shares made available for sale under the Plan may be authorized but unissued shares, treasury shares of Common Stock, or reacquired shares reserved for issuance under the Plan.

5.2    Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)    Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under Option, as well as the price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof or the Participant has ceased to be an Eligible Employee as provided in Section 6.2 hereof.

(c)    Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute for the Option, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each Participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof or the Participant has ceased to be an Eligible Employee as provided in Section 6.2 hereof.

5.3    Insufficient Shares. If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which Options are to be exercised may exceed the number of shares of Common Stock remaining available for sale under the Plan on such Exercise Date, the Administrator shall make a pro rata allocation of the shares of Common Stock available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date, and unless additional shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 7.5 hereof. If an Offering Period is so terminated, then the balance of the amount credited to the Participant’s Plan Account which has not been applied to the purchase of shares of Common Stock shall be paid to such Participant in one lump sum in cash within 30 days after such Exercise Date, without any interest thereon.

5.4    Rights as Stockholders. With respect to shares of Common Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, shares of Common Stock have been deposited in the designated brokerage account following exercise of the Participant’s Option.

ARTICLE 6

TERMINATION OF PARTICIPATION

6.1    Cessation of Contributions; Voluntary Withdrawal.

(a)    A Participant may cease payroll deductions during an Offering Period and elect to withdraw from the Plan by delivering written notice of such election to the Company in such form and at such time prior to the Exercise Date for such Offering Period as may be established by the Administrator (a “Withdrawal Election”). A Participant electing to withdraw from the Plan may elect to either (i) withdraw all of the funds then credited to the Participant’s Plan Account as of the date on which the Withdrawal Election is received by the Company, in which case amounts credited to such Plan Account shall be returned to the Participant in one lump-sum payment in cash within 30 days after such election is received by the Company, without any interest thereon, and the Participant shall cease to participate in the Plan and the Participant’s Option for such Offering Period shall terminate; or (ii) exercise the Option for the maximum number of whole shares of Common Stock on the applicable Exercise Date with any remaining Plan Account balance returned to the Participant in one lump-sum payment in cash within 30 days after such Exercise Date, without any interest thereon, and after such exercise cease to participate in the Plan. Upon receipt of a Withdrawal Election, the Participant’s payroll deduction authorization and the Participant’s Option shall terminate.

(b)    A Participant’s withdrawal from the Plan shall not have any effect upon the Participant’s eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

(c)    A Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.

6.2    Termination of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee or Eligible Consultant, for any reason, such Participant’s Option for the applicable Offering Period shall automatically terminate, the Participant shall be deemed to have elected to withdraw from the Plan, and such Participant’s Plan Account shall be paid to such Participant or, in the case of the Participant’s death, to the person or persons entitled thereto pursuant to applicable law, within 30 days after such cessation of being an Eligible Employee or Eligible Consultant, without any interest thereon. If a Participant transfers employment from the Company or any Designated Subsidiary participating in the Section 423 Component to any Designated Subsidiary participating in the Non-Section 423 Component, such transfer shall not be treated as a termination of employment, but the Participant shall immediately cease to participate in the Section 423 Component; however, any contributions made for the Offering Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then-current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for the Participant’s participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Subsidiary participating in the Non-Section 423 Component to the Company or any Designated Subsidiary participating in the Section 423 Component shall not be treated as terminating the Participant’s employment and shall remain a Participant in the Non-Section 423 Component until the earlier of (i) the end of the current Offering Period under the Non-Section 423 Component, or (ii) the Enrollment Date of the first Offering Period in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between companies participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code.

ARTICLE 7

GENERAL PROVISIONS

7.1    Administration.

(a)    The Plan shall be administered by the Committee, which shall be composed of members of the Board. The Committee may delegate administrative tasks under the Plan to the services of an Agent or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.

(b)    It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To establish and terminate Offerings;

(ii)    To determine when and how Options shall be granted and the provisions and terms of each Offering (which need not be identical);

(iii)    To select Designated Subsidiaries in accordance with Section 7.2 hereof; and

(iv)    To construe and interpret the Plan, the terms of any Offering and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, any Offering or any Option, in a manner and to the extent it shall deem necessary or expedient to administer the Plan, subject to Section 423 of the Code for the Section 423 Component.

(c)    The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(d)    The Administrator may adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

(e)    All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Committee, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination, or interpretation.

7.2    Designation of Subsidiary Corporations. The Board or Administrator shall designate from time to time the Subsidiaries that shall constitute Designated Subsidiaries, and determine whether such Designated Subsidiaries shall participate in the Section 423 Component or Non-Section 423 Component. The Board or Administrator may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the stockholders of the Company.

7.3    Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of Plan Accounts shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Option Price, the number of shares purchased and the remaining cash balance, if any.

7.4    No Right to Employment. Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.

7.5    Amendment and Termination of the Plan.

(a)    The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision), with respect to the Section 423 Component, or any other applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any such amendment to the Plan in such a manner and to such a degree as required by Section 423 of the Code or such other law, regulation or rule.

(b)    If the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may in its discretion modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)    altering the Option Price for any Offering Period including an Offering Period underway at the time of the change in Option Price;

(ii)    shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

(iii)    allocating shares of Common Stock.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

(c)    Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon.

7.6    Use of Funds; No Interest Paid. All funds received by the Company by reason of purchase of shares of Common Stock under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest shall be paid to any Participant or credited under the Plan.

7.7    Term; Approval by Stockholders. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s initial adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided, further that if such approval has not been obtained by the end of the 12-month period, all Options previously granted under the Plan shall thereupon terminate and be canceled and become null and void without being exercised.

7.8    Effect Upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company, any Parent or any Subsidiary (a) to establish any other forms of incentives or compensation for Employees of the Company or any Parent or any Subsidiary, or (b) to grant or assume Options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

7.9    Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

7.10    Notice of Disposition of Shares. Each Participant shall give the Company prompt notice of any disposition or other transfer of any shares of Common Stock, acquired pursuant to the exercise of an Option granted under the Section 423 Component, if such disposition or transfer is made (a) within two years after the applicable Grant Date or (b) within one year after the transfer of such shares of Common Stock to such Participant upon exercise of such Option. The Company may direct that any certificates evidencing shares acquired pursuant to the Plan refer to such requirement.

7.11    Tax Withholding. The Company or any Parent or any Subsidiary shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of shares of Common Stock under the Plan or any sale of such shares.

7.12    Governing Law. The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of law rules thereof or of any other jurisdiction.

7.13    Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

7.14    Conditions To Issuance of Shares.

(a)    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock pursuant to the exercise of an Option by a Participant, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares of Common Stock is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange or automated quotation system on which the shares of Common Stock are listed or traded, and the shares of Common Stock are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b)    All certificates for shares of Common Stock delivered pursuant to the Plan and all shares of Common Stock issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted, or traded. The Committee may place legends on any certificate or book entry evidencing shares of Common Stock to reference restrictions applicable to the shares of Common Stock.

(c)    The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Option, including a window-period limitation, as may be imposed in the sole discretion of the Committee.

(d)    Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing shares of Common Stock issued in connection with any Option, record the issuance of shares of Common Stock in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

7.15    Equal Rights and Privileges. All Eligible Employees of the Company (or of any Designated Subsidiary) granted Options pursuant to an Offering under the Section 423 Component shall have equal rights and privileges under this Plan to the extent required under Section 423 of the Code so that the Section 423 Component qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any provision of the Section 423 Component that is inconsistent with Section 423 of the Code shall, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code. Eligible Employees and Eligible Consultants participating in the Non-Section 423 Component need not have the same rights and privileges as Eligible Employees and Eligible Consultants participating in the Section 423 Component.

7.16    Rules Particular to Specific Countries. Notwithstanding anything herein to the contrary, the terms and conditions of the Plan with respect to Participants who are tax residents of a particular non-U.S. country or who are foreign nationals or employed in non-U.S. jurisdictions may be subject to an addendum to the Plan in the form of an appendix or sub-plan (which appendix or sub-plan may be designed to govern Offerings under the Section 423 Component or the Non-Section 423 Component, as determined by the Administrator). To the extent that the terms and conditions set forth in an appendix or sub-plan conflict with any provisions of the Plan, the provisions of the appendix or sub-plan shall govern. The adoption of any such appendix or sub-plan shall be pursuant to Section 7.1 above. Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures, with respect to Participants who are foreign nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions.

7.17    Section 409A. The Section 423 Component of the Plan and the Options granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A. Neither the Non-Section 423 Component nor any Option granted pursuant to an Offering thereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A. Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any Option granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause an Option granted under the Plan to be or become subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.

*        *        *         *        *

I hereby certify that the foregoing Plan was adopted by the Board of Directors of Ouster, Inc. on                     .

I hereby certify that the foregoing Plan was approved by the stockholders of Ouster, Inc. on                     .

Executed on                     .

Corporate Secretary

OUSTER, INC. 350 TREAT AVENUE SAN FRANCISCO, CA 94110

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 8, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/OUST2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 8, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	D82221-P73151 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OUSTER, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR Proposal 1:		☐	☐	☐
1.	Election of Directors
Nominees:

01) Jorge del Calvo
02) Sundari Mitra
03) Karin Rådström

The Board of Directors recommends you vote FOR Proposal 2:			For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.		☐	☐	☐
The Board of Directors recommends you vote 1 YEAR for Proposal 3:		1 Year	2 Years	3 Years	Abstain
3.	Approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of the Company’s named executive officers.	☐	☐	☐	☐
The Board of Directors recommends you vote FOR Proposal 4:			For	Against	Abstain
4.	Approval of the Ouster, Inc. 2022 Employee Stock Purchase Program.		☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D82222-P73151

OUSTER, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

JUNE 9, 2022

The undersigned stockholder(s) hereby appoint(s) Angus Pacala, Anna Brunelle and Adam Dolinko, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Ouster, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m., Pacific Time on Thursday, June 9, 2022, which will be conducted via live webcast accessible at www.virtualshareholdermeeting.com/OUST2022, and any continuation, adjournment or postponement thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE